Exhibit 99.1

Quarterly Financial Supplement

FOR THE PERIOD ENDED MARCH 31, 2023

WING STOP

RECENT ACQUISITION

PARKER KEYSTONE
PARKER, COLORADO

SITC
LISTED
NYSE

SITE QUARTERLY FINANCIAL SUPPLEMENT FOR THE PERIOD ENDED MARCH 31, 2023 RECENT ACQUISITION PARKER KEYSTONE DENVER, COLORADO SITC LISTED NYSE

SITE CENTERS COMPANY & PORTFOLIO OVERVIEW SITE Centers is an owner and manager of open-air shopping centers located in suburban, high household income communities. The Company is a self-administered and self-managed REIT operating as a fully integrated real estate company, and is publicly traded on the New York Stock Exchange under the ticker symbol SITC. PORTFOLIO STATISTICS $4.6B ENTERPRISE VALUE 105 WHOLLY - OWNED PROPERTIES $112K AVERAGE HOUSEHOLD INCOME 95.9% LEASED RATE COMMITTED TO A SUSTAINABLE FUTURE GLOBAL REPORTING INITIATIVE GREEN LEASE LEADER U.S. GREEN BUILDING COUNCIL LEED USGBCTM CORPORATE HQ RENOVATION GOAL GRESB® Bloomberg Gender-Equality Index 2023 Member PORTFOLIO COMPOSITION Top 5 MSAs by ABR OTHER 65% ATLANTA 8% MIAMI 8% ORLANDO 7% CHICAGO 6% CHARLOTTE 6% ABR by Region* NORTHEAST 16% SOUTHEAST 47% MIDWEST 15% NORTHWEST 2% CALIFORNIA 9% SOUTHWEST 5% MOUNTAIN 6% Retailer Mix LOCAL 12% NATIONAL 88% NOTE: ALL FIGURES AT COMPANY’S SHARE AND AS OF MARCH 31, 2023. NEW YORK • HONG KONG • ATLANTA • CLEVELAND DENVER • LOS ANGELES • MIAMI • PHOENIX • TAMPA SITC LISTED NYSE SITE

SITE Centers Corp.

SITE Centers Corp. considers portions of the information in this press release to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, with respect to the Company's expectation for future periods. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. For this purpose, any statements contained herein that are not historical fact may be deemed to be forward-looking statements. There are a number of important factors that could cause our results to differ materially from those indicated by such forward-looking statements, including, among other factors, general economic conditions, including inflation and interest rate volatility; local conditions such as the supply of, and demand for, retail real estate space in our geographic markets; the impact of e-commerce; dependence on rental income from real property; the loss of, significant downsizing of or bankruptcy of a major tenant and the impact of any such event on rental income from other tenants and our properties; redevelopment and construction activities may not achieve a desired return on investment; our ability to buy or sell assets on commercially reasonable terms; our ability to secure equity or debt financing on commercially acceptable terms or at all; impairment charges; valuation and risks relating to our joint venture investments; the termination of any joint venture arrangements or arrangements to manage real property; property damage, expenses related thereto and other business and economic consequences (including the potential loss of rental revenues) resulting from extreme weather conditions or natural disasters in locations where we own properties, and the ability to estimate accurately the amounts thereof; sufficiency and timing of any insurance recovery payments related to damages from extreme weather conditions or natural disasters; any change in strategy; the impact of pandemics (including the COVID-19 pandemic) and other public health crises; unauthorized access, use, theft or destruction of financial, operations or third party data maintained in our information systems or by third parties on our behalf; our ability to maintain REIT status; and the finalization of the financial statements for the period ended March 31, 2023. For additional factors that could cause the results of the Company to differ materially from those indicated in the forward-looking statements, please refer to the Company's most recent reports on Forms 10-K and 10-Q. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

SITE Centers Corp.	For additional information:
3300 Enterprise Parkway	Conor Fennerty, EVP and
Beachwood, OH 44122 216-755-5500	Chief Financial Officer

FOR IMMEDIATE RELEASE:

SITE Centers Reports First Quarter 2023 Results

BEACHWOOD, OHIO, April 25, 2023 - SITE Centers Corp. (NYSE: SITC), an owner of open-air shopping centers in suburban, high household income communities, announced today operating results for the quarter ended March 31, 2023.

“SITE Centers had a very strong start to the year highlighted by elevated leasing activity despite less available space, a sequential increase in the Signed Not Opened (SNO) pipeline and continued progress on the Company’s tactical redevelopment pipeline,” commented David R. Lukes, President and Chief Executive Officer. “Looking forward, we remain very well positioned despite an uptick in tenant bankruptcies given the strength of our focused portfolio concentrated in the top sub-markets in the country, significant liquidity and tailwind from expected rent commencements and tactical redevelopment deliveries.”

Results for the Quarter

•
First quarter net income attributable to common shareholders was $12.5 million, or $0.06 per diluted share, as compared to net income of $11.1 million, or $0.05 per diluted share, in the year-ago period. The increase year-over-year primarily was the result of base rent growth, the net impact of property acquisitions and lower general and administrative expenses partially offset by lower management fees.
•
First quarter operating funds from operations attributable to common shareholders (“Operating FFO” or “OFFO”) was $62.7 million, or $0.30 per diluted share, compared to $61.6 million, or $0.29 per diluted share, in the year-ago period. First quarter net operating income was higher year-over-year driven by base rent growth and the net impact of property acquisitions, partially offset by lower joint venture management fees and interest expense.

Significant First Quarter and Recent Activity

•
Acquired two convenience shopping centers during the quarter for an aggregate price of $26.1 million, including, Parker Keystone (Denver, CO) for $11.0 million and Foxtail Center (Baltimore, MD) for $15.1 million.
•
Sold three shopping centers during the quarter for an aggregate price of $40.2 million ($8.0 million at share).
•
Repurchased 1.5 million of the Company's common shares in open market transactions at an aggregate cost of $20.0 million, or an average cost of $13.41 per common share, with the remaining proceeds from the sale of wholly‑owned properties in the fourth quarter of 2022 and proceeds from the sale of joint venture properties in the first quarter.
•
In April 2023, acquired one convenience shopping center, Barrett Corners (Atlanta, GA), for $15.6 million.

Key Quarterly Operating Results

•
Reported an increase of 4.2% in same-store net operating income ("SSNOI") on a pro rata basis for the first quarter of 2023, including redevelopment, as compared to the year-ago period. SSNOI in the first quarter of 2022 included $1.1 million of rental income at SITE Centers’ share related to 2020 primarily from cash basis tenants, which was a 130 basis-point headwind to first quarter 2023 SSNOI growth.
•
Generated cash new leasing spreads of 28.8% and cash renewal leasing spreads of 6.8%, both on a pro rata basis, for the trailing twelve-month period ended March 31, 2023 and cash new leasing spreads of 20.3% and cash renewal leasing spreads of 8.7%, both on a pro rata basis, for the first quarter of 2023.
•
Generated straight-lined new leasing spreads of 47.4% and straight-lined renewal leasing spreads of 10.4%, both on a pro rata basis, for the trailing twelve-month period ended March 31, 2023 and straight-lined new leasing spreads of 36.7% and straight-lined renewal leasing spreads of 14.3%, both on a pro rata basis, for the first quarter of 2023.
•
Reported a leased rate of 95.9% at March 31, 2023, compared to 95.4% at December 31, 2022 and 93.2% at March 31, 2022, all on a pro rata basis. The Company did not have any leases rejected in the first quarter of 2023 related to the bankruptcy filings of Party City or Cineworld (Regal Cinemas).

•
As of March 31, 2023, the SNO spread was 300 basis points, representing $19.0 million of annualized base rent on a pro rata basis.

Guidance

The Company has updated its 2023 full-year guidance for net income attributable to common shareholders and Operating FFO per share to include the impact of the first quarter operating results. Impairment charges, gains on sale of interests and assets, transaction and debt extinguishment costs are excluded from guidance. The guidance update is as follows:

Reconciliation of Net Income Attributable to Common Shareholders to FFO and Operating FFO estimates:

	FY 2023E (original) Per Share – Diluted	FY 2023E (revised) Per Share – Diluted
Net income attributable to Common Shareholders	$0.16 – $0.24	$0.17 – $0.25
Depreciation and amortization of real estate	0.87 – 0.91	0.90 – 0.94
Equity in net (income) of JVs	(0.01) – (0.00)	(0.02) – (0.01)
JVs' FFO	0.04 – 0.05	0.04 – 0.05
Gain on sale and change in control of interests (reported actual)	N/A	(0.02)
FFO (NAREIT) and Operating FFO	$1.10 – $1.16	$1.11 – $1.17

In reliance on the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K, reconciliation of the assumed range of 2023 SSNOI growth to the most directly comparable GAAP financial measure is not provided because the Company is unable to provide such reconciliation without unreasonable effort due to the multiple components of the calculation which only includes properties owned for comparable periods and excludes all corporate level activity as described below under Non-GAAP Measures and Other Operational Metrics. Key assumptions for 2023 guidance include the following:

	FY 2023E (original)	FY 2023E (revised)
Joint Venture fee income	$5 – $7 million	$5 – $7 million
SSNOI (1)	(1.00)% – 2.50%	(0.50)% – 3.00%
SSNOI – Adjusted for 2022 Uncollectible Revenue Impact (2)	0.00% – 3.50%	0.50% – 4.00%

(1)
Including redevelopment and approximately $3.4 million included in Uncollectible Revenue, primarily related to rental income from cash basis tenants, reported in 2022 related to prior periods, which is an approximately 100 basis-point headwind to 2023 SSNOI growth.
(2)
Including redevelopment and excluding revenue impact of approximately $3.4 million included in Uncollectible Revenue, primarily related to rental income from cash basis tenants, reported in 2022 related to prior periods.

About SITE Centers Corp.

SITE Centers is an owner and manager of open-air shopping centers located in suburban, high household income communities. The Company is a self-administered and self-managed REIT operating as a fully integrated real estate company, and is publicly traded on the New York Stock Exchange under the ticker symbol SITC. Additional information about the Company is available at www.sitecenters.com. To be included in the Company’s e-mail distributions for press releases and other investor news, please click here.

Conference Call and Supplemental Information

The Company will hold its quarterly conference call today at 8:00 a.m. Eastern Time. To participate with access to the slide presentation, please visit the Investor Relations portion of SITE's website, ir.sitecenters.com, or for audio only, dial 888‑317‑6003 (U.S.), 866-284-3684 (Canada) or 412-317-6061 (international) using pass code 5236861 at least ten minutes prior to the scheduled start of the call. The call will also be webcast and available in a listen-only mode on SITE Centers’ website at ir.sitecenters.com. If you are unable to participate during the live call, a replay of the conference call will also be available at ir.sitecenters.com for further review. You may also access the telephone replay by dialing 877-344-7529 (U.S.), 855-669-9658 (Canada) or 412-317-0088 (international) using passcode 9994621 through May 25, 2023. Copies of the Company’s supplemental package and earnings slide presentation are available on the Company’s website.

Non-GAAP Measures and Other Operational Metrics

Funds from Operations (“FFO”) is a supplemental non-GAAP financial measure used as a standard in the real estate industry and is a widely accepted measure of real estate investment trust (“REIT”) performance. Management believes that both FFO and Operating FFO provide additional indicators of the financial performance of a REIT. The Company also believes that FFO and Operating FFO more appropriately measure the core operations of the Company and provide benchmarks to its peer group.

FFO is generally defined and calculated by the Company as net income (loss) (computed in accordance with generally accepted accounting principles in the United States (“GAAP”)), adjusted to exclude (i) preferred share dividends, (ii) gains and losses from disposition of real estate property and related investments, which are presented net of taxes, (iii) impairment charges on real estate property and related investments, (iv) gains and losses from changes in control and (v) certain non-cash items. These non-cash items principally include real property depreciation and amortization of intangibles, equity income (loss) from joint ventures and equity income (loss) from non-controlling interests and adding the Company’s proportionate share of FFO from its unconsolidated joint ventures and non-controlling interests, determined on a consistent basis. The Company’s calculation of FFO is consistent with the definition of FFO provided by NAREIT. The Company calculates Operating FFO as FFO excluding certain non-operating charges, income and gains. Operating FFO is useful to investors as the Company removes non-comparable charges, income and gains to analyze the results of its operations and assess performance of the core operating real estate portfolio. Other real estate companies may calculate FFO and Operating FFO in a different manner.

In calculating the expected range for or amount of net (loss) income attributable to common shareholders to estimate projected FFO and Operating FFO for future periods, the Company does not include a projection of gain and losses from the disposition of real estate property, potential impairments and reserves of real estate property and related investments, debt extinguishment costs or certain transaction costs. Other real estate companies may calculate expected FFO and Operating FFO in a different manner.

The Company also uses net operating income (“NOI”), a non-GAAP financial measure, as a supplemental performance measure. NOI is calculated as property revenues less property-related expenses. The Company believes NOI provides useful information to investors regarding the Company’s financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level and, when compared across periods, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and disposition activity on an unleveraged basis.

The Company presents NOI information herein on a same store basis or “SSNOI.” The Company defines SSNOI as property revenues less property-related expenses, which exclude straight-line rental income and reimbursements and expenses, lease termination income, management fee expense, fair market value of leases and expense recovery adjustments. SSNOI includes assets owned in comparable periods (15 months for prior period comparisons). In addition, SSNOI is presented including activity associated with major and tactical redevelopment. SSNOI excludes all non-property and corporate level revenue and expenses. Other real estate companies may calculate NOI and SSNOI in a different manner. The Company believes SSNOI at its effective ownership interest provides investors with additional information regarding the operating performances of comparable assets because it excludes certain non-cash and non-comparable items as noted above.

FFO, Operating FFO, NOI and SSNOI do not represent cash generated from operating activities in accordance with GAAP, are not necessarily indicative of cash available to fund cash needs and should not be considered as alternatives to net income computed in accordance with GAAP, as indicators of the Company’s operating performance or as alternatives to cash flow as a measure of liquidity. Reconciliations of these non-GAAP measures to their most directly comparable GAAP measures have been provided herein. In reliance on the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K, reconciliation of the assumed rate of 2023 SSNOI growth to the most directly comparable GAAP financial measure is not provided because the Company is unable to provide such reconciliation without unreasonable effort due to the multiple components of the calculation which only includes properties owned for comparable periods and excludes all corporate level activity as noted above.

The Company calculates Cash Leasing Spreads by comparing the prior tenant's annual base rent in the final year of the prior lease to the executed tenant's annual base rent in the first year of the executed lease. Straight-Lined Leasing Spreads are calculated by comparing the prior tenant's average base rent over the prior lease term to the executed tenant's average base rent over the term of the executed lease. For both Cash and Straight-Lined Leasing Spreads, the reported calculation includes only comparable leases which are deals executed within one year of the date that the prior tenant vacated. Deals executed after one year of the date the prior tenant vacated, deals which are a combination of existing units, new leases at major redevelopment properties, and deals for units vacant at the time of acquisition are considered non-comparable and excluded from the calculation.

Safe Harbor

SITE Centers Corp. considers portions of the information in this press release to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, with respect to the Company's expectation for future periods. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. For this purpose, any statements contained herein that are not historical fact may be deemed to be forward-looking statements. There are a number of important factors that could cause our results to differ materially from those indicated by such forward-looking statements, including, among other factors, general economic conditions, including inflation and interest rate volatility; local conditions such as the supply of, and demand for, retail real estate space in our geographic markets; the impact of e-commerce; dependence on rental income from real property; the loss of, significant downsizing of or bankruptcy of a major tenant and the impact of any such event on rental income from other tenants and our properties; redevelopment and construction activities may not achieve a desired return on investment; our ability to buy or sell assets on commercially reasonable terms; our ability to secure equity or debt financing on commercially acceptable terms or at all; impairment charges; valuation and risks relating to our joint venture investments; the termination of any joint venture arrangements or arrangements to manage real property; property damage, expenses related thereto and other business and economic consequences (including the potential loss of rental revenues) resulting from extreme weather conditions or natural disasters in locations where we own properties, and the ability to estimate accurately the amounts thereof; sufficiency and timing of any insurance recovery payments related to damages from extreme weather conditions or natural disasters; any change in strategy; the impact of pandemics (including the COVID-19 pandemic) and other public health crises; unauthorized access, use, theft or destruction of financial, operations or third party data maintained in our information systems or by third parties on our behalf; our ability to maintain REIT status; and the finalization of the financial statements for the period ended March 31, 2023. For additional factors that could cause the results of the Company to differ materially from those indicated in the forward-looking statements, please refer to the Company's most recent reports on Forms 10-K and 10-Q. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

SITE Centers Corp.

Income Statement: Consolidated Interests

	in thousands, except per share
		1Q23	1Q22
	Revenues:
	Rental income (1)	$135,872	$129,884
	Other property revenues	961	1,175
		136,833	131,059
	Expenses:
	Operating and maintenance	23,166	21,936
	Real estate taxes	20,053	20,183
		43,219	42,119

	Net operating income	93,614	88,940

	Other income (expense):
	JV fees and other income	1,859	3,261
	Interest expense	(19,923)	(18,258)
	Depreciation and amortization	(54,016)	(50,364)
	General and administrative	(10,645)	(12,251)
	Other (expense) income, net	(687)	(504)
	Income before earnings from JVs and other	10,202	10,824

	Equity in net income of JVs	1,359	169
	Gain on sale and change in control of interests	3,749	3,356
	Gain (loss) on disposition of real estate, net	205	(142)
	Tax expense	(213)	(252)
	Net income	15,302	13,955
	Non-controlling interests	(18)	(18)
	Net income SITE Centers	15,284	13,937
	Preferred dividends	(2,789)	(2,789)
	Net income Common Shareholders	$12,495	$11,148

	Weighted average shares – Basic – EPS	209,971	212,103
	Assumed conversion of diluted securities	436	1,100
	Weighted average shares – Diluted – EPS	210,407	213,203

	Earnings per common share – Basic	$0.06	$0.05
	Earnings per common share – Diluted	$0.06	$0.05

(1)	Rental income:
	Minimum rents	$88,973	$84,227
	Ground lease minimum rents	6,469	6,707
	Straight-line rent, net	676	996
	Amortization of (above)/below-market rent, net	1,185	1,157
	Percentage and overage rent	1,151	1,137
	Recoveries	35,316	32,833
	Uncollectible revenue	233	1,108
	Ancillary and other rental income	1,757	1,465
	Lease termination fees	112	254

SITE Centers Corp.

Reconciliation: Net Income to FFO and Operating FFO

and Other Financial Information

in thousands, except per share
	1Q23	1Q22
Net income attributable to Common Shareholders	$12,495	$11,148
Depreciation and amortization of real estate	52,717	49,128
Equity in net income of JVs	(1,359)	(169)
JVs' FFO	1,982	4,315
Non-controlling interests	18	18
Gain on sale and change in control of interests	(3,749)	(3,356)
(Gain) loss on disposition of real estate, net	(205)	142
FFO attributable to Common Shareholders	$61,899	$61,226
Transaction, debt extinguishment and other (at SITE's share)	829	332
Total non-operating items, net	829	332
Operating FFO attributable to Common Shareholders	$62,728	$61,558

Weighted average shares & units – Basic: FFO & OFFO	210,112	212,244
Assumed conversion of dilutive securities	436	1,100
Weighted average shares & units – Diluted: FFO & OFFO	210,548	213,344

FFO per share – Basic	$0.29	$0.29
FFO per share – Diluted	$0.29	$0.29
Operating FFO per share – Basic	$0.30	$0.29
Operating FFO per share – Diluted	$0.30	$0.29
Common stock dividends declared, per share	$0.13	$0.13

Capital expenditures (SITE Centers share):
Redevelopment costs	4,410	8,151
Maintenance capital expenditures	2,146	2,256
Tenant allowances and landlord work	14,721	9,368
Leasing commissions	2,328	1,758
Construction administrative costs (capitalized)	796	1,175

Certain non-cash items (SITE Centers share):
Straight-line rent	696	1,080
Straight-line fixed CAM	75	103
Amortization of (above)/below-market rent, net	1,269	1,243
Straight-line ground rent expense	(64)	(34)
Debt fair value and loan cost amortization	(1,228)	(1,286)
Capitalized interest expense	286	223
Stock compensation expense	(1,620)	(1,723)
Non-real estate depreciation expense	(1,303)	(1,238)

SITE Centers Corp.

Balance Sheet: Consolidated Interests

	$ in thousands
		At Period End
		1Q23	4Q22
	Assets:
	Land	$1,073,726	$1,066,852
	Buildings	3,755,415	3,733,805
	Fixtures and tenant improvements	592,009	576,036
		5,421,150	5,376,693
	Depreciation	(1,696,184)	(1,652,899)
		3,724,966	3,723,794
	Construction in progress and land	57,276	56,466
	Real estate, net	3,782,242	3,780,260

	Investments in and advances to JVs	45,577	44,608
	Cash	25,034	20,254
	Restricted cash	425	960
	Receivables and straight-line (1)	59,857	63,926
	Intangible assets, net (2)	101,451	105,945
	Other assets, net	38,599	29,064
	Total Assets	4,053,185	4,045,017

	Liabilities and Equity:
	Revolving credit facilities	75,000	0
	Unsecured debt	1,454,462	1,453,923
	Unsecured term loan	198,605	198,521
	Secured debt	54,201	54,577
		1,782,268	1,707,021
	Dividends payable	30,081	30,389
	Other liabilities (3)	195,825	214,985
	Total Liabilities	2,008,174	1,952,395

	Preferred shares	175,000	175,000
	Common shares	21,437	21,437
	Paid-in capital	5,966,089	5,974,216
	Distributions in excess of net income	(4,061,167)	(4,046,370)
	Deferred compensation	5,055	5,025
	Accumulative comprehensive income	5,838	9,038
	Common shares in treasury at cost	(73,035)	(51,518)
	Non-controlling interests	5,794	5,794
	Total Equity	2,045,011	2,092,622

	Total Liabilities and Equity	$4,053,185	$4,045,017

(1)	SL rents (including fixed CAM), net	$34,616	$33,879

(2)	Operating lease right of use assets	17,914	18,197

(3)	Operating lease liabilities	37,558	37,777
	Below-market leases, net	58,734	59,825

SITE Centers Corp.

Reconciliation of Net Income Attributable to SITE to Same Store NOI

$ in thousands
	1Q23	1Q22	1Q23	1Q22
	SITE Centers at 100%		At SITE Centers Share (Non-GAAP)
GAAP Reconciliation:
Net income attributable to SITE Centers	$15,284	$13,937	$15,284	$13,937
Fee income	(1,859)	(3,261)	(1,859)	(3,261)
Interest expense	19,923	18,258	19,923	18,258
Depreciation and amortization	54,016	50,364	54,016	50,364
General and administrative	10,645	12,251	10,645	12,251
Other expense (income), net	687	504	687	504
Equity in net income of joint ventures	(1,359)	(169)	(1,359)	(169)
Tax expense	213	252	213	252
Gain on sale and change in control of interests	(3,749)	(3,356)	(3,749)	(3,356)
(Gain) loss on disposition of real estate, net	(205)	142	(205)	142
Income from non-controlling interests	18	18	18	18
Consolidated NOI	93,614	88,940	93,614	88,940

Net income (loss) from unconsolidated joint ventures	4,767	(1,378)	1,004	26
Interest expense	7,041	9,289	1,587	2,088
Depreciation and amortization	9,062	14,345	2,091	3,179
Impairment charges	0	5,200	0	1,040
Other expense (income), net	2,560	2,572	574	597
(Gain) loss on disposition of real estate, net	(5,304)	98	(1,062)	66
Unconsolidated NOI	$18,126	$30,126	4,194	6,996

Total Consolidated + Unconsolidated NOI			97,808	95,936
Less: Non-Same Store NOI adjustments			(5,210)	(7,048)
Total SSNOI including redevelopment			92,598	88,888

SSNOI % Change including redevelopment			4.2%

SITE Centers Corp.

Portfolio Summary

`			3/31/2023	12/31/2022	9/30/2022	6/30/2022	3/31/2022
Shopping Center Count
Operating Centers - 100%			120	119	122	132	138
Wholly Owned			105	101	103	99	92
JV Portfolio			15	18	19	33	46

Gross Leasable Area (GLA)
Owned and Ground Lease - Pro Rata Share			23,014	23,094	24,232	24,842	25,235
Wholly Owned			21,990	21,989	23,118	23,231	23,235
JV Portfolio - Pro Rata Share			1,024	1,105	1,114	1,611	2,000

Quarterly Operational Overview
Pro Rata Share
Base Rent PSF			$19.65	$19.52	$19.11	$18.86	$18.55
Base Rent PSF < 10K			$31.28	$30.94	$30.46	$30.11	$29.23
Base Rent PSF > 10K			$15.74	$15.72	$15.48	$15.33	$15.29

Commenced Rate			92.9%	92.5%	91.5%	91.0%	90.2%
Commenced Rate < 10K SF			85.3%	84.4%	83.3%	81.5%	81.1%
Commenced Rate > 10K SF			95.6%	95.5%	94.4%	94.3%	93.4%

Leased Rate			95.9%	95.4%	95.0%	94.4%	93.2%
Leased Rate < 10K SF			90.8%	90.3%	89.1%	87.3%	86.0%
Leased Rate > 10K SF			97.7%	97.2%	97.2%	96.9%	95.7%

Operational Statistics
% of Aggregate Property NOI - Wholly Owned			95.7%	95.2%	95.6%	94.1%	92.8%
% of Aggregate Property NOI - Joint Venture – Pro Rata Share			4.3%	4.8%	4.4%	5.9%	7.2%

Quarterly SITE SSNOI at share including redevelopment			4.2%	1.8%	1.1%	-2.4%	2.9%

TTM New Leasing - at pro rata share (GLA in 000's)			965	1,126	1,208	1,236	972
TTM Renewals - at pro rata share (GLA in 000's)			2,956	3,220	3,174	2,697	2,657
TTM Total Leasing - at pro rata share (GLA in 000's)			3,921	4,346	4,382	3,933	3,629
TTM Cash Blended New and Renewal Rent Spreads - at pro rata share			8.9%	8.5%	7.2%	6.4%	5.6%

Top 20 MSA Exposure

	MSA	Properties	GLA	% of GLA	ABR	% of ABR	ABR PSF
1	Atlanta-Sandy Springs-Roswell, GA	12	2,111	9.2%	$30,940	7.8%	$16.02
2	Miami-Fort Lauderdale-West Palm Beach, FL	7	1,567	6.8%	30,504	7.7%	$24.38
3	Orlando-Kissimmee-Sanford, FL	4	1,419	6.2%	27,558	7.0%	$20.47
4	Chicago-Naperville-Elgin, IL-IN-WI	6	1,066	4.6%	24,540	6.2%	$26.59
5	Charlotte-Concord-Gastonia, NC-SC	5	1,385	6.0%	22,741	5.8%	$17.12
6	Boston-Cambridge-Newton, MA-NH	2	1,372	6.0%	22,134	5.6%	$24.58
7	Denver-Aurora-Lakewood, CO	6	1,387	6.0%	22,133	5.6%	$18.47
8	Trenton, NJ	2	1,301	5.7%	21,364	5.4%	$18.44
9	Phoenix-Mesa-Scottsdale, AZ	9	1,029	4.5%	18,604	4.7%	$20.83
10	Los Angeles-Long Beach-Anaheim, CA	3	879	3.8%	16,456	4.2%	$24.40
11	San Antonio-New Braunfels, TX	4	1,040	4.5%	14,782	3.7%	$17.76
12	Columbus, OH	2	961	4.2%	14,596	3.7%	$15.76
13	Tampa-St. Petersburg-Clearwater, FL	7	873	3.8%	13,582	3.4%	$17.84
14	Washington-Arlington-Alexandria, DC-VA-MD-WV	5	479	2.1%	11,189	2.8%	$23.67
15	Cincinnati, OH-KY-IN	2	589	2.6%	10,038	2.5%	$18.26
16	San Francisco-Oakland-Hayward, CA	5	303	1.3%	10,003	2.5%	$41.61
17	Richmond, VA	3	591	2.6%	9,774	2.5%	$20.65
18	New York-Newark-Jersey City, NY-NJ-PA	6	484	2.1%	8,482	2.1%	$22.74
19	Cleveland-Elyria, OH	2	553	2.4%	8,180	2.1%	$15.04
20	Portland-Vancouver-Hillsboro, OR-WA	2	384	1.7%	7,965	2.0%	$25.04
	Other	26	3,241	14.1%	49,278	12.5%	$16.57
	Total	120	23,014	100.0%	394,843	100.0%	$19.65

Note: $ and GLA in thousands except shopping center count and base rent PSF; Top 20 MSA figures for SITE at share except for property count

SITE Centers Corp.

Capital Structure

$, shares and units in thousands, except per share
	March 31, 2023	December 31, 2022	December 31, 2021
Capital Structure
Market Value Per Share	$12.28	$13.66	$15.83

Common Shares Outstanding	209,259	210,853	211,235
Operating Partnership Units	141	141	141
Total Outstanding Common Shares	209,400	210,994	211,376

Common Shares Equity	$2,571,432	$2,882,178	$3,346,079
Perpetual Preferred Stock - Class A	175,000	175,000	175,000

Unsecured Credit Facilities	75,000	0	0
Unsecured Term Loan	200,000	200,000	100,000
Unsecured Notes Payable	1,457,955	1,457,741	1,456,886
Mortgage Debt (includes JVs at SITE share)	159,741	165,408	315,898
Total Debt (includes JVs at SITE share)	1,892,696	1,823,149	1,872,784
Less: Cash (including restricted cash)	38,948	31,011	43,252
Net Debt	$1,853,748	$1,792,138	$1,829,532

Total Market Capitalization	$4,600,180	$4,849,316	$5,350,611

Leverage / Public Debt Covenants
Average Consolidated Net Effective Debt	1,754,284	1,664,859	1,749,295
Consolidated Adjusted EBITDA - TTM	351,067	348,406	351,172
Average Consolidated Net Debt / Adjusted EBITDA(1)	5.0X	4.8X	5.0X

Average Pro-Rata Net Effective Debt	1,890,444	1,806,016	1,952,145
Pro-Rata Adjusted EBITDA - TTM	358,398	356,198	361,917
Average Pro-Rata Net Debt / Adjusted EBITDA(1)	5.3X	5.1X	5.4X

Outstanding Debt & Obligations	1,805,358	1,730,562	1,717,917
Undepreciated Real Estate Assets	5,524,003	5,477,767	5,303,507
Total Debt to Real Estate Assets Ratio(2)	33%	32%	32%
Covenant	65%	65%	65%

Secured Debt & Obligations	53,859	54,173	125,382
Total Assets	5,742,393	5,690,332	5,534,473
Secured Debt to Assets Ratio	1%	1%	2%
Covenant	40%	40%	40%

Unencumbered Real Estate Assets	5,365,050	5,319,838	5,028,788
Unsecured Debt & Obligations	1,751,499	1,676,388	1,592,535
Unencumbered Assets to Unsecured Debt(2)	306%	317%	316%
Covenant	135%	135%	135%

Net Income Available for Debt Service	339,053	336,115	329,408
Maximum Annual Service Charge	82,545	81,425	80,073
Fixed Charge Coverage Ratio	4.1X	4.1X	4.1X
Covenant	1.5X	1.5X	1.5X
Net Income Available for Debt Service Excluding Other Expenses	339,053	336,115	329,408
Fixed Charge Coverage Ratio Excluding Other Expenses	4.1X	4.1X	4.1X

Credit Ratings (Outlook)
Moody's	Baa3 (Stable)	Baa3 (Stable)	Baa3 (Stable)
S&P	BBB- (Stable)	BBB- (Stable)	BBB- (Stable)
Fitch	BBB (Stable)	BBB (Stable)	BBB (Stable)

(1) Excludes Perpetual Preferred Stock. See definition in the Non-GAAP Measures section.
(2) Real Estate Assets and Unencumbered Assets exclude consolidated cash and cash equivalents.

SITE Centers Corp.

Same Store Metrics (1)

$ in thousands

	Same Store at 100%			Same Store at SITE Share
SITE at share	1Q23	1Q22	Change	1Q23	1Q22	Change

Leased rate	95.9%	93.5%	2.4%	95.9%	93.5%	2.4%
Commenced rate	92.8%	90.6%	2.2%	92.9%	90.5%	2.4%

Revenues:
Minimum rents	$107,213	$103,672		$94,090	$90,827
Recoveries	38,473	36,300		34,603	32,357
Uncollectible revenue(2)	129	1,244		111	1,067
Percentage and overage rent	1,523	1,455		1,224	1,137
Ancillary and other rental income	2,307	1,856		2,036	1,553
	149,645	144,527	3.5%	132,064	126,941	4.0%
Expenses:
Operating and maintenance	(21,962)	(20,815)		(19,441)	(18,258)
Real estate taxes	(22,118)	(21,967)		(20,025)	(19,795)
	(44,080)	(42,782)	3.0%	(39,466)	(38,053)	3.7%
Total SSNOI-Including Redevelopment	$105,565	$101,745	3.8%	$92,598	$88,888	4.2%

Non-Same Store NOI	6,175	17,321		5,210	7,048
Total Consolidated + Unconsolidated NOI	$111,740	$119,066		$97,808	$95,936

SSNOI Operating Margin	70.5%	70.4%		70.1%	70.0%
SSNOI Recovery Rate	87.3%	84.8%		87.7%	85.0%

(1) See calculation definition in the Non-GAAP Measures section.

(2) Results include the impact of rental income at SITE's share related to prior periods of $0.4M and $1.1M for the first quarters of 2023 and 2022, respectively, primarily related to cash basis tenants.

SITE Centers Corp.

Leasing Summary

At pro rata share except for count

Leasing Activity
	Comparable Pool						Total Pool
				Leasing Spreads
	Count	GLA	ABR PSF	Cash	Straight-lined	Term	Count	GLA	ABR PSF	Term
New Leases
1Q23	14	23,874	$40.79	20.3%	36.7%	9.5	32	130,430	$29.68	13.8
4Q22	17	64,060	$26.68	55.2%	72.1%	8.5	44	193,058	$21.93	9.0
3Q22	16	60,977	$28.00	10.8%	23.5%	9.3	46	209,866	$25.07	9.2
2Q22	20	126,087	$20.90	31.6%	56.5%	13.5	61	431,252	$17.97	10.7
	67	274,998	$25.55	28.8%	47.4%	11.6	183	964,606	$21.89	10.6

Renewals
1Q23	62	328,684	$22.37	8.7%	14.3%	5.6	62	328,684	$22.37	5.6
4Q22	81	641,066	$20.03	7.6%	11.2%	5.2	81	641,066	$20.03	5.2
3Q22	114	1,240,649	$16.37	7.1%	10.0%	5.3	114	1,240,649	$16.37	5.3
2Q22	117	746,182	$19.21	4.8%	8.3%	5.3	117	746,182	$19.21	5.3
	374	2,956,581	$18.55	6.8%	10.4%	5.2	374	2,956,581	$18.55	5.2

New + Renewals
1Q23	76	352,558	$23.62	9.9%	16.6%	5.8	94	459,114	$24.44	7.9
4Q22	98	705,126	$20.64	11.7%	16.3%	5.5	125	834,124	$20.47	6.1
3Q22	130	1,301,626	$16.92	7.4%	11.0%	5.6	160	1,450,515	$17.63	6.1
2Q22	137	872,269	$19.45	8.2%	14.3%	6.6	178	1,177,434	$18.75	7.2
	441	3,231,579	$19.14	8.9%	13.9%	5.8	557	3,921,187	$19.37	5.6

Net Effective Rents
			Capex PSF				NER		% of GLA
	GLA	ABR PSF	TA	LL Work	LC	Total	PSF	Term	>10K SF	<10K SF
New Leases
1Q23	92,947	$33.25	$3.10	$1.03	$1.54	$5.67	$27.58	10.5	38%	62%
4Q22	185,147	$22.02	$2.89	$3.63	$1.10	$7.62	$14.40	9.0	43%	57%
3Q22	202,989	$26.21	$3.79	$2.65	$1.32	$7.76	$18.45	9.1	35%	65%
2Q22	426,471	$18.87	$3.64	$2.48	$0.80	$6.92	$11.95	10.7	63%	37%
	907,554	$22.62	$3.41	$2.52	$1.02	$6.95	$15.67	10.2	50%	50%

Renewals
1Q23	328,684	$23.02	$0.04	$0.01	$0.00	$0.05	$22.97	5.6	59%	41%
4Q22	641,066	$20.35	$0.79	$0.01	$0.04	$0.84	$19.51	5.2	78%	22%
3Q22	1,240,649	$16.55	$0.13	$0.00	$0.00	$0.13	$16.42	5.3	79%	21%
2Q22	746,182	$19.50	$0.16	$0.00	$0.02	$0.18	$19.32	5.3	77%	23%
	2,956,581	$18.84	$0.27	$0.00	$0.01	$0.28	$18.56	5.2	76%	24%

New + Renewals
1Q23	421,631	$25.28	$1.10	$0.37	$0.53	$2.00	$23.28	6.6	55%	45%
4Q22	826,213	$20.73	$1.49	$1.22	$0.39	$3.10	$17.63	6.0	70%	30%
3Q22	1,443,638	$17.91	$0.91	$0.57	$0.28	$1.76	$16.15	6.0	73%	27%
2Q22	1,172,653	$19.27	$2.05	$1.35	$0.44	$3.84	$15.43	7.2	72%	28%
	3,864,135	$19.73	$1.63	$1.07	$0.44	$3.14	$16.59	5.6	70%	30%

Note: ABR PSF represents year one base rent for leasing spreads and the average rent for the initial term for net effective rent. Term is weighted average in years. New Leases exclude leases at redevelopment properties and first generation space.

SITE Centers Corp.

Lease Expirations

At pro rata share except for count; $ and GLA in thousands

Assumes no exercise of lease options

	Greater than 10K SF						Less than 10K SF						Total
Year	# of Leases	Expiring SF	% of SF > 10K	ABR	% of ABR > 10K	Rent PSF	# of Leases	Expiring SF	% of SF < 10K	ABR	% of ABR < 10K	Rent PSF	# of Leases	Expiring SF	% of SF Total	ABR	% of ABR Total	Rent PSF
MTM	1	15	0.1%	$219	0.1%	$14.60	23	61	1.2%	$1,737	1.1%	$28.48	24	76	0.4%	$1,956	0.5%	$25.74
2023	15	381	2.4%	4,290	1.9%	$11.26	124	263	5.0%	8,487	5.2%	$32.27	139	644	3.0%	12,777	3.2%	$19.84
2024	82	2,342	14.6%	32,345	14.0%	$13.81	316	760	14.4%	22,800	13.9%	$30.00	398	3,102	14.6%	55,145	14.0%	$17.78
2025	89	2,395	14.9%	35,599	15.4%	$14.86	276	751	14.2%	21,628	13.2%	$28.80	365	3,146	14.8%	57,227	14.5%	$18.19
2026	77	1,870	11.7%	24,712	10.7%	$13.21	239	596	11.3%	18,751	11.4%	$31.46	316	2,466	11.6%	43,463	11.0%	$17.62
2027	92	2,601	16.2%	38,380	16.6%	$14.76	268	753	14.3%	22,882	14.0%	$30.39	360	3,354	15.7%	61,262	15.5%	$18.27
2028	92	2,307	14.4%	32,283	14.0%	$13.99	214	600	11.4%	19,730	12.0%	$32.88	306	2,907	13.6%	52,013	13.2%	$17.89
2029	30	851	5.3%	12,950	5.6%	$15.22	110	325	6.2%	10,793	6.6%	$33.21	140	1,176	5.5%	23,743	6.0%	$20.19
2030	29	770	4.8%	10,749	4.7%	$13.96	100	271	5.1%	8,997	5.5%	$33.20	129	1,041	4.9%	19,746	5.0%	$18.97
2031	23	734	4.6%	8,795	3.8%	$11.98	75	227	4.3%	6,857	4.2%	$30.21	98	961	4.5%	15,652	4.0%	$16.29
2032	29	714	4.5%	9,792	4.2%	$13.71	146	406	7.7%	12,745	7.8%	$31.39	175	1,120	5.3%	22,537	5.7%	$20.12
Thereafter	40	1,056	6.6%	20,749	9.0%	$19.65	80	269	5.1%	8,573	5.2%	$31.87	120	1,325	6.2%	29,322	7.4%	$22.13
Total	599	16,036	100.0%	$230,863	100.0%	$14.40	1,971	5,282	100.0%	$163,980	100.0%	$31.05	2,570	21,318	100.0%	$394,843	100.0%	$18.52

Signed Not Open	22	475		$7,474		$15.73	100	346		$11,529		$33.32	122	821		$19,003		$23.15
Vacant	16	384					229	571					245	955

Assumes all lease options are exercised

	Greater than 10K SF						Less than 10K SF						Total
Year	# of Leases	Expiring SF	% of SF > 10K	ABR	% of ABR > 10K	Rent PSF	# of Leases	Expiring SF	% of SF < 10K	ABR	% of ABR < 10K	Rent PSF	# of Leases	Expiring SF	% of SF Total	ABR	% of ABR Total	Rent PSF
MTM	0	0	0.0%	$0	0.0%	$0.00	20	50	0.9%	$1,445	0.9%	$28.90	20	50	0.2%	$1,445	0.4%	$28.90
2023	3	56	0.3%	808	0.3%	$14.43	81	140	2.7%	4,668	2.8%	$33.34	84	196	0.9%	5,476	1.4%	$27.94
2024	15	242	1.5%	3,716	1.6%	$15.36	197	419	7.9%	12,986	7.9%	$30.99	212	661	3.1%	16,702	4.2%	$25.27
2025	19	327	2.0%	5,311	2.3%	$16.24	162	354	6.7%	10,591	6.5%	$29.92	181	681	3.2%	15,902	4.0%	$23.35
2026	6	45	0.3%	932	0.4%	$20.71	110	239	4.5%	7,527	4.6%	$31.49	116	284	1.3%	8,459	2.1%	$29.79
2027	19	335	2.1%	5,859	2.5%	$17.49	124	275	5.2%	8,422	5.1%	$30.63	143	610	2.9%	14,281	3.6%	$23.41
2028	18	284	1.8%	5,072	2.2%	$17.86	133	334	6.3%	10,828	6.6%	$32.42	151	618	2.9%	15,900	4.0%	$25.73
2029	14	370	2.3%	5,163	2.2%	$13.95	111	261	4.9%	7,943	4.8%	$30.43	125	631	3.0%	13,106	3.3%	$20.77
2030	19	443	2.8%	7,295	3.2%	$16.47	96	249	4.7%	7,119	4.3%	$28.59	115	692	3.2%	14,414	3.7%	$20.83
2031	24	347	2.2%	6,329	2.7%	$18.24	93	203	3.8%	5,965	3.6%	$29.38	117	550	2.6%	12,294	3.1%	$22.35
2032	19	408	2.5%	7,025	3.0%	$17.22	131	337	6.4%	10,469	6.4%	$31.07	150	745	3.5%	17,494	4.4%	$23.48
Thereafter	443	13,179	82.2%	183,353	79.4%	$13.91	713	2,421	45.8%	76,017	46.4%	$31.40	1,156	15,600	73.2%	259,370	65.7%	$16.63
Total	599	16,036	100.0%	$230,863	100.0%	$14.40	1,971	5,282	100.0%	$163,980	100.0%	$31.05	2,570	21,318	100.0%	$394,843	100.0%	$18.52

Note: Includes ground leases

SITE Centers Corp.

Top 50 Tenants

$ and GLA in thousands
		Number of Units			Base Rent			Owned GLA			Credit Ratings
	Tenant	WO	JV	Total	Pro Rata	% of Total	At 100%	Pro Rata	% of Total	At 100%	(S&P/Moody's/Fitch)
1	TJX Companies (1)	53	8	61	$23,400	5.9%	$25,270	1,634	7.1%	1,798	A/A2/NR
2	Dick's Sporting Goods (2)	14	4	18	10,524	2.7%	12,249	644	2.8%	791	BBB/Baa3/NR
3	PetSmart	23	3	26	9,382	2.4%	10,102	530	2.3%	573	B+/B1/NR
4	Michaels	23	5	28	8,612	2.2%	9,828	564	2.5%	664	B-/B2/NR
5	Ross Stores (3)	22	8	30	8,607	2.2%	10,865	667	2.9%	856	BBB+/A2/NR
6	Nordstrom Rack	10	0	10	7,108	1.8%	7,108	362	1.6%	362	BB+/Ba1/BB+
7	Bed Bath & Beyond (4)	15	2	17	7,023	1.8%	8,474	567	2.5%	643	CCC-/Ca/NR
8	Best Buy	9	3	12	6,911	1.8%	8,481	437	1.9%	550	BBB+/A3/NR
9	Ulta	25	5	30	6,653	1.7%	7,587	269	1.2%	313	NR
10	Burlington	11	2	13	6,524	1.7%	7,322	422	1.8%	487	BB+/NR/NR
11	Gap (5)	20	7	27	6,506	1.6%	7,864	336	1.5%	418	BB/Ba3/NR
12	Kohl's	7	4	11	6,320	1.6%	8,600	697	3.0%	965	BB+/Ba1/BBB-
13	Kroger (6)	7	1	8	6,251	1.6%	6,808	425	1.8%	461	BBB/Baa1/NR
14	AMC Theatres	2	3	5	6,105	1.5%	10,180	215	0.9%	400	CCC+/Caa2/NR
15	Five Below	30	6	36	5,625	1.4%	6,393	279	1.2%	320	NR
16	Whole Foods	3	0	3	4,493	1.1%	4,493	139	0.6%	139	AA/A1/AA-
17	Publix	8	1	9	4,406	1.1%	4,766	405	1.8%	450	NR
18	Designer Brands Inc. (DSW)	11	1	12	4,217	1.1%	4,502	245	1.1%	260	NR
19	Total Wine & More	6	0	6	3,751	0.9%	3,751	171	0.7%	171	NR
20	Petco	12	4	16	3,671	0.9%	4,584	169	0.7%	216	B+/B1/NR
21	Party City	13	4	17	3,637	0.9%	4,351	170	0.7%	212	NR/NR/D
22	JOANN	8	3	11	3,331	0.8%	3,921	267	1.2%	327	CCC+/Caa2/NR
23	Cost Plus	9	1	10	3,185	0.8%	3,419	170	0.7%	185	NR
24	Barnes & Noble	7	1	8	3,058	0.8%	3,378	165	0.7%	181	NR
25	Cineworld (Regal Cinemas)	3	0	3	2,940	0.7%	2,940	138	0.6%	138	D/NR/NR
26	Dollar Tree Stores	22	2	24	2,914	0.7%	3,076	256	1.1%	273	BBB/Baa2/NR
27	CGV Cinemas	1	0	1	2,849	0.7%	2,849	74	0.3%	74	NR
28	Office Depot (7)	9	1	10	2,795	0.7%	3,030	184	0.8%	203	NR
29	Staples	8	1	9	2,589	0.7%	2,816	157	0.7%	173	B/B3/NR
30	Macy's (8)	6	0	6	2,488	0.6%	2,488	217	0.9%	217	BB+/Ba1/BBB-
31	LA Fitness	3	1	4	2,474	0.6%	3,061	144	0.6%	175	B/B3/NR
32	AT&T	22	4	26	2,320	0.6%	2,522	65	0.3%	74	BBB/Baa2/BBB+
33	Ahold Delhaize (9)	2	1	3	2,285	0.6%	2,447	135	0.6%	158	BBB+/Baa1/NR
34	JPMorgan Chase	12	0	12	2,258	0.6%	2,258	51	0.2%	51	A-/A2/AA-
35	Starbucks	21	1	22	2,151	0.5%	2,279	38	0.2%	40	BBB+/Baa1/NR
36	Mattress Firm	13	3	16	1,962	0.5%	2,253	61	0.3%	71	NR
37	JAB Holding (10)	13	1	14	1,946	0.5%	2,031	61	0.3%	64	NR/Baa1/NR
38	Lowe's	2	2	4	1,918	0.5%	3,608	322	1.4%	531	BBB+/Baa1/NR
39	Hobby Lobby	4	0	4	1,865	0.5%	1,865	222	1.0%	222	NR
40	Cinemark	1	2	3	1,827	0.5%	2,947	111	0.5%	176	B/NR/B+
41	Tailored Brands (11)	9	1	10	1,699	0.4%	1,777	73	0.3%	77	NR
42	Visionworks	12	3	15	1,682	0.4%	2,012	45	0.2%	55	NR
43	Caleres Inc.	9	2	11	1,663	0.4%	1,993	83	0.4%	99	B+/NR/NR
44	T-Mobile	18	2	20	1,632	0.4%	1,751	43	0.2%	47	BBB-/NR/BBB-
45	Darden (12)	8	1	9	1,629	0.4%	1,805	60	0.3%	68	BBB/Baa2/BBB
46	America's Best Contacts	15	3	18	1,618	0.4%	1,833	55	0.2%	64	NR
47	Target	3	0	3	1,610	0.4%	1,610	435	1.9%	435	A/A2/A
48	Home Depot	2	0	2	1,576	0.4%	1,576	251	1.1%	251	A/A2/A
49	Albertsons Companies (13)	2	0	2	1,564	0.4%	1,564	116	0.5%	116	BB /Ba2/NR
50	Inspire Brands (14)	17	0	17	1,560	0.4%	1,560	43	0.2%	43	B+/NR/NR
	Top 50 Total	585	107	692	$213,114	54.0%	$244,247	13,389	58.2%	15,637
	Total Portfolio				$394,843	100.0%	$447,274	23,014	100.0%	26,578

(1) T.J. Maxx (16) / Marshalls (16) / HomeGoods (14) / Sierra Trading (5) / HomeSense (4) / Combo Store (6)							(8) Macy's Furniture (3) / Bloomingdale's Outlet (1) / Bluemercury (1) / Market by Macy's (1)
(2) Dick's Sporting Goods (13) / Golf Galaxy (4) / Public Lands (1)							(9) Stop & Shop (2) / Food Lion (1)
(3) Ross Dress For Less (29) / dd's Discounts (1)							(10) Panera (12) / Bruegger's (2)
(4) Bed Bath (11) / buybuy BABY (4) / Combo Store (1) / Sublease (1)							(11) Men's Wearhouse (8) / Jos. A. Bank (1) / K&G Fashion Superstore (1)
(5) Gap (3) / Old Navy (23) / Banana Republic (1)							(12) Longhorn Steakhouse (5) / Olive Garden (4)
(6) Kroger (3) / Harris Teeter (2) / King Soopers (1) / Mariano's (1) / Lucky's (1)							(13) Safeway (1) / ACME (1)
(7) Office Depot (5) / OfficeMax (5)							(14) Buffalo Wild Wings (6) / Dunkin' Donuts (6) / Jimmy John's (4)/Arby's (1)

SITE Centers Corp.

Redevelopment Pipeline (1)

$ in thousands

Shopping Center	MSA	SITE Own %	Est. Yield (%)	Est. Net Costs	Costs to Date	Est. Remain. Costs	Placed In Service	CIP		Initial Occ.	Est. Stabilize	Key Tenants

West Bay Plaza - Phase II	Cleveland, OH	100%		$7,941	$6,672	$1,269	$6,672	$0		2Q22	4Q23	Sierra Trading Post, Dry Bar, Club Champion
Carolina Pavilion	Charlotte, NC	100%		2,339	2,123	216	1,371	752		4Q22	4Q23	Visionworks, Smoothie King, Starbucks
Shoppers World	Boston, MA	100%		4,967	4,471	496	0	4,471		2Q23	4Q23	Sleep Number, Cava, Kura Sushi
Nassau Park Pavilion	Trenton, NJ	100%		7,635	4,237	3,398	0	4,237		3Q23	1Q24	Paris Baguette, Bluestone Lane, Just Salad, Mezeh Grill
University Hills	Denver, CO	100%		5,972	4,894	1,078	0	4,894		3Q23	2Q24	Wendy's, Sweetgreen, Heyday
Shoppers World	Boston, MA	100%		1,884	552	1,332	0	552		1Q24	2Q24	Starbucks
Tanasbourne Town Center	Portland, OR	100%		13,769	1,972	11,797	0	1,972		4Q24	4Q25	Specialty grocer
Perimeter Pointe	Atlanta, GA	100%		0	1,407	0	0	1,407		TBD	TBD	-
Total Redevelopment Pipeline			11%	$44,507	$26,328	$19,586	$8,043	$18,285

Other (2)				0	33,728	0	0	33,728
Undeveloped land (3)				0	5,263	0	0	5,263
Total Redevelopment Costs				$44,507	$65,319	$19,586	$8,043	$57,276	(4)

(1) Projects included in SSNOI including redevelopment..
(2) Includes predevelopment and retenanting expenditures.

(3) Balance excludes owned land adjacent to existing centers with an estimated value of $9 million and the net book basis of the Company's Beachwood, OH office headquarters office buildings of $27 million (non-income producing portion). The income producing portion of the Company's headquarters buildings generated $323 thousand of NOI in 1Q23.

(4) Balance is in addition to SITE's pro rata share of joint venture CIP of $0.1 million.

SITE Centers Corp.

Transactions

$ and GLA in thousands

Acquisitions			SITE	Owned	Price
	Property Name	MSA	Own %	GLA	At 100%	At Share

01/05/23	Foxtail Center	Baltimore-Columbia-Towson, MD	100%	30	$15,075	$15,075
01/06/23	Parker Keystone	Denver-Aurora-Lakewood, CO	100%	17	11,000	11,000
		1Q 2023 Total		47	$26,075	$26,075

04/03/23	Barrett Corners	Atlanta-Sandy Springs-Roswell, GA	100%	19	$15,600	$15,600
		2Q 2023 QTD		19	$15,600	$15,600

		Total 2023 YTD		66	$41,675	$41,675

Dispositions			SITE	Owned	Price
	Property Name	MSA	Own %	GLA	At 100%	At Share

02/28/23	Hairston Crossing	Atlanta-Sandy Springs-Roswell, GA	20%	58	$3,900	$780
03/08/23	Springfield Commons	Toledo, OH	20%	272	22,500	4,500
03/20/23	Shoppes at Oliver's Crossing	Greensboro-High Point, NC	20%	77	13,750	2,750
		1Q 2023 Total		407	$40,150	$8,030

		Total 2023 YTD		407	$40,150	$8,030

SITE Centers Corp.

Debt Summary

$ in thousands
	Consolidated Debt			Unconsolidated Debt			Total Debt
Debt Composition	100%	SITE Share	Interest Rate	100%	SITE Share	Interest Rate	SITE Share	Interest Rate
Unsecured Credit Facilities	$75,000	$75,000	5.58%	$0	$0	-	$75,000	5.58%
Unsecured Term Loan	200,000	200,000	3.99%	0	0	-	200,000	3.99%
Unsecured Public Debt	1,457,955	1,457,955	4.27%	0	0	-	1,457,955	4.27%
Fixed Rate Mortgage Loans	53,859	53,859	4.05%	364,320	72,864	4.97%	126,723	4.58%
Variable Rate Mortgage Loans	0	0	-	147,020	33,018	5.40%	33,018	5.40%
Subtotal	$1,786,814	$1,786,814	4.29%	$511,340	$105,882	5.10%	$1,892,696	4.33%
Fair Market Value Adjustment	622	622	-	0	0	-	622	-
Unamortized Loan Costs, Net	(5,168)	(5,168)	-	(2,172)	(458)	-	(5,626)	-
Total	$1,782,268	$1,782,268	4.29%	$509,168	$105,424	5.10%	$1,887,692	4.33%

	Consolidated Maturities		Unconsolidated	Total	Total
Maturity Schedule(1)	Secured	Unsecured	Maturities	100%	SITE Share	Interest Rate
2023	$946	$87,209	$703	$88,858	$88,338	3.52%
2024	27,809	65,614	449,468	542,891	$183,372	4.71%
2025	25,104	457,142	1,046	483,292	$482,515	3.80%
2026	0	400,000	60,123	460,123	$415,481	4.41%
2027	0	725,000	0	725,000	$725,000	4.66%
2028	0	0	0	0	0	-
2029	0	0	0	0	0	-
2030	0	0	0	0	0	-
2031	0	0	0	0	0	-
2032 and beyond	0	0	0	0	0	-
Unsecured debt discount	0	(2,010)	0	(2,010)	(2,010)	-
Total	$53,859	$1,732,955	$511,340	$2,298,154	$1,892,696	4.33%

% of Total (at SITE share)	Consolidated	Interest Rate	Unconsolidated	Interest Rate	Total	Interest Rate
Fixed	95.8%	4.23%	68.8%	4.97%	94.3%	4.26%
Variable	4.2%	-	31.2%	5.52%	5.7%	5.52%

(1) Includes Consolidated & Unconsolidated Debt and assumes borrower extension options are exercised.
Note: Interest rate is GAAP at SITE Share.

SITE Centers Corp.

Debt Detail

$ in thousands
	Balance 100%	Balance SITE Share	Maturity Date	GAAP Interest Rate
Bank Debt
Unsecured Term Loan ($200m)(1)	$200,000	$200,000	06/27	3.99%
Unsecured Revolver ($950m)(2)	75,000	75,000	06/27	SOFR + 95
	$275,000	$275,000
Unsecured Debt
Unsecured Notes - 2023	87,202	87,202	05/23	3.52%
Unsecured Notes - 2024	65,576	65,576	08/24	4.07%
Unsecured Notes - 2025	456,522	456,522	02/25	3.79%
Unsecured Notes - 2026	398,998	398,998	02/26	4.43%
Unsecured Notes - 2027	449,657	449,657	06/27	4.80%
	$1,457,955	$1,457,955
Mortgage Debt
Concourse Village, FL	12,327	12,327	02/24	4.32%
DTP Loan Pool (10 assets)	364,320	72,864	04/24	4.97%
Larkin's Corner, PA	15,487	15,487	06/24	4.09%
DDRM Loan Pool B (7 assets)(3)	84,162	16,832	07/24	6.90%
Shoppes at Addison Place (North), FL	8,835	8,835	02/25	4.08%
Shoppes at Addison Place (South), FL	6,805	6,805	02/25	4.11%
Shoppes at Addison Place (Outlot), FL	1,305	1,305	02/25	4.08%
Southtown Center, FL	9,100	9,100	05/25	3.51%
RVIP IIIB, Deer Park, IL (SITE 26%)(4)	62,858	16,186	12/26	3.83%
	$565,199	$159,741

Consolidated & Unconsolidated Debt Subtotal	$2,298,154	$1,892,696
FMV Adjustment – Assumed Debt	622	622
Unamortized Loan Costs, Net	(7,340)	(5,626)
Total Consolidated & Unconsolidated Debt	$2,291,436	$1,887,692

Rate Type
Fixed	$2,076,134	$1,784,678	2.8 years	4.26%
Variable	222,020	108,018	3.7 years	5.52%
	$2,298,154	$1,892,696	2.9 years	4.33%
Perpetual Preferred Stock
Class A	175,000	175,000	N/A(5)	6.38%

Note: Maturity dates assume all borrower extension options are exercised. GAAP interest rates shown as swapped or capped all-in interest rate where applicable.
(1) Fixed all-in swap rate through June 2027.
(2) Excludes loan fees and unamortized loan costs. 5.00% SOFR Interest Rate Cap on $100M through March 2024.
(3) 3.00% SOFR Interest Rate Cap through July 2023.
(4) 1.00% SOFR Interest Rate Cap through December 2024. Debt shown at share excluding promote.
(5) Redeemable at par as of June 2022.

SITE Centers Corp.

Debt/Adjusted EBITDA

$ in thousands
	Twelve months ended March 31, 2023	Twelve months ended March 31, 2022
Consolidated
Consolidated net income to SITE	$170,067	$122,864
Interest expense	79,357	75,246
Income taxes, net	776	1,437
Depreciation and amortization	207,198	190,572
Adjustments for non-controlling interests	0	(483)
EBITDA	457,398	389,636
Impairment charges	2,536	0
Gain on sale and change in control of interests	(45,973)	(8,633)
Gain on disposition of real estate, net	(46,991)	(5,943)
EBITDAre	366,970	375,060
Equity in net income of JVs	(29,082)	(43,082)
Other expense (income) , net	2,217	1,177
JV OFFO (at SITE Share)	10,962	20,720
Adjusted EBITDA (1)	351,067	353,875

Consolidated debt-average	1,770,299	1,769,396
Loan costs, net-average	5,350	6,429
Face value adjustments-average	(849)	(1,133)
Cash and restricted cash-average	(22,337)	(106,034)
Average net effective debt	$1,752,463	$1,668,658

Debt/Adjusted EBITDA – Consolidated (2)	5.0x	4.7x

Pro rata including JVs
EBITDAre	347,829	352,561
Adjusted EBITDA	358,398	364,001

Consolidated net debt-average	1,752,463	1,668,658
JV debt (at SITE Share)-average	148,086	211,907
JV cash and restricted cash (at SITE Share)-average	(11,926)	(11,301)
Average net effective debt	$1,888,623	$1,869,264

Debt/Adjusted EBITDA – Pro Rata (2)	5.3x	5.1x

(1) See definition in the Non-GAAP Measures section.
(2) Excludes perpetual preferred stock.

SITE Centers Corp.

Unconsolidated Joint Ventures

$ and GLA in thousands
Joint Venture	SITE Own %	Number of Properties	Owned GLA	Leased Rate	ABR	1Q23 NOI at 100% (1)		Gross RE Assets	Debt Balance at 100% (2)
Chinese Institutional Investors DTP	20%	10	3,397	96.2%	$14.84	$11,939		$586,937	$364,320

Madison International DDRM	20%	4	835	95.7%	$17.94	2,939		182,927	84,162

Prudential RVIP IIIB, Deer Park, IL	50%	1	356	76.1%	$37.76	1,814		104,506	62,858
Total		15	4,588			$16,692		$874,370	$511,340
Property management fees						813	(1)
NOI from assets sold						621
Net operating income						$18,126	(3)

(1) Property management fees charged by SITE to the joint venture are included as an expense in NOI, although presented in the combined income statement on the next page in the Other Expense line item.

(2) Excludes unamortized loan costs, net of $2.2 million or $0.5 million at SITE's share.

(3) Amount agrees to the combined income statement of the joint ventures which includes a reconciliation of the Non-GAAP measure to the applicable GAAP measure. See calculation definition in the Non-GAAP Measures section.

SITE Centers Corp.

Unconsolidated Joint Ventures

Combined SITE JV Pro Rata Adjustments (1)

Income Statement Pro Rata Adjustments 1Q23		Balance Sheet Pro Rata Adjustments 1Q23
Revenues:		Assets:
Rental Income (2)	$5,713	Land	$40,586
Other income (3)	94	Buildings	125,919
	5,807	Improvements	14,378
Expenses:			180,883
Operating and maintenance	885	Depreciation	(44,586)
Real estate taxes	728		136,297
	1,613	Construction in progress and land	100
Net Operating Income	4,194	Real estate, net	136,397
		Investment in JVs	(1,321)
Other Income (expense):		Cash and restricted cash	13,489
Fee income	(376)	Receivables, net	2,240
Interest expense	(1,587)	Other assets, net	6,951
Depreciation and amortization	(2,091)	Total Assets	$157,756
Other income (expense), net	(198)
Loss before earnings from JVs	(58)	Liabilities and Equity:
Equity in net income of JVs	(1,359)	Mortgage debt	$105,424
Basis differences of JVs	355	Notes payable to SITE	590
Gain on disposition of real estate	1,062	Other liabilities	8,304
Net income	$0	Total Liabilities	114,318
		JVs share of equity	(1,321)
FFO Reconciliation 1Q23		Distributions in excess of net income	44,759
Loss before earnings from JVs	($58)	Total Equity	43,438
Depreciation and amortization	2,091	Total Liabilities and Equity	$157,756
Basis differences of JVs	(51)
FFO at SITE's Ownership Interests	$1,982
OFFO at SITE's Ownership Interests	$2,148

(1) Information provided for SITE's share of JV investments and can be combined with SITE's consolidated financial statements for the same period.

(2) Rental Income:
Minimum rents	$4,123
Ground lease minimum rents	144
Straight-line rent, net	20
Amortization of (above) below market rent, net	84
Percentage and overage rent	86
Recoveries	1,281
Uncollectible revenue	(25)

(3) Other Income:
Ancillary and other rental income	94
Lease termination fees	0

SITE Centers Corp.

Unconsolidated Joint Ventures at 100%

$ in thousands
Combined Income Statement
	1Q23	1Q22
Revenues:
Rental income (1)	$24,316	$40,940
Other income (2)	374	709
	24,690	41,649
Expenses:
Operating and maintenance	3,619	6,269
Real estate taxes	2,945	5,254
	6,564	11,523

Net operating income	18,126	30,126

Other income (expense):
Interest expense	(7,041)	(9,289)
Depreciation and amortization	(9,062)	(14,345)
Impairment charges	0	(5,200)
Other income (expense), net	(2,560)	(2,572)
	(537)	(1,280)
Gain (Loss) on disposition of real estate, net	5,304	(98)
Net income attributable to unconsolidated JVs	4,767	(1,378)
Depreciation and amortization	9,062	14,345
Impairment of real estate	0	5,200
(Gain) loss on disposition of real estate, net	(5,304)	98
FFO	$8,525	$18,265
FFO at SITE's ownership interests	$1,982	$4,315
Operating FFO at SITE's ownership interests	$2,148	$4,315
(1) Rental Income:
Minimum rents	$17,397	$28,479
Ground lease minimum rents	722	1,401
Straight-line rent, net	79	410
Amortization of (above) below market rent, net	421	431
Percentage and overage rent	385	518
Recoveries	5,318	9,414
Uncollectible revenue	(6)	287
(2) Other Income:
Ancillary and other rental income	374	709
Lease termination fees	0	0

Combined Balance Sheet
	At Period End
	1Q23	4Q22
Assets:
Land	$199,882	$212,326
Buildings	607,130	643,334
Improvements	67,358	70,636
	874,370	926,296
Depreciation	(204,892)	(220,642)
	669,478	705,654
Construction in progress and land	501	1,965
Real estate, net	669,979	707,619
Cash and restricted cash	63,112	44,809
Receivables, net	10,750	11,671
Other assets, net	33,305	36,272
Total Assets	777,146	800,371

Liabilities and Equity:
Mortgage debt	509,168	535,093
Notes and accrued interest payable to SITE	2,827	2,972
Other liabilities	40,392	41,588
Total Liabilities	552,387	579,653
Accumulated equity	224,759	220,718
Total Equity	224,759	220,718
Total Liabilities and Equity	$777,146	$800,371

SITE Centers Corp.

Property List

Note: GLA in thousands. Anchors include tenants greater than 20K SF.

#	Center	MSA	Location	ST	SITE Own %	JV	Owned GLA	ABR PSF	Anchor Tenants
1	Chandler Center	Phoenix-Mesa-Scottsdale, AZ	Chandler	AZ	100%		7	$42.45	—
2	Shops at Power and Baseline	Phoenix-Mesa-Scottsdale, AZ	Mesa	AZ	100%		4	$56.22	—
3	Ahwatukee Foothills Towne Center	Phoenix-Mesa-Scottsdale, AZ	Phoenix	AZ	20%	DTP	691	$18.14	AMC Theatres, Best Buy, Big Lots, Burlington, HomeGoods, JOANN, Lina Home Furnishings, Marshalls, Michaels, OfficeMax, Ross Dress for Less, Sprouts Farmers Market
4	Arrowhead Crossing	Phoenix-Mesa-Scottsdale, AZ	Phoenix	AZ	100%		353	$16.52	Burlington, DSW, Golf Galaxy, Hobby Lobby, HomeGoods, Nordstrom Rack, Staples, T.J. Maxx
5	Deer Valley Towne Center	Phoenix-Mesa-Scottsdale, AZ	Phoenix	AZ	100%		190	$20.58	Michaels, PetSmart, Ross Dress for Less
6	Paradise Village Gateway	Phoenix-Mesa-Scottsdale, AZ	Phoenix	AZ	100%		295	$25.66	PetSmart, Ross Dress for Less, Sun & Ski Sports
7	Artesia Village	Phoenix-Mesa-Scottsdale, AZ	Scottsdale	AZ	100%		21	$39.87	—
8	Northsight Plaza	Phoenix-Mesa-Scottsdale, AZ	Scottsdale	AZ	100%		10	$33.82	—
9	Broadway Center	Phoenix-Mesa-Scottsdale, AZ	Tempe	AZ	100%		11	$35.45	—
10	Buena Park Place	Los Angeles-Long Beach-Anaheim, CA	Buena Park	CA	100%		213	$17.59	Aldi, Kohl's, Michaels
11	Falcon Ridge Town Center	Los Angeles-Long Beach-Anaheim, CA	Fontana	CA	100%		277	$23.72	24 Hour Fitness, Michaels, Ross Dress for Less, Stater Bros Markets,
12	The Pike Outlets	Los Angeles-Long Beach-Anaheim, CA	Long Beach	CA	100%		389	$24.75	Cinemark, H & M, Nike, Restoration Hardware
13	Creekside Plaza	Sacramento-Roseville-Arden-Arcade, CA	Roseville	CA	100%		32	$40.45	—
14	Ridge at Creekside	Sacramento-Roseville-Arden-Arcade, CA	Roseville	CA	100%		243	$20.08	Bed Bath & Beyond, buybuy BABY, Cost Plus World Market, Macy's Furniture Gallery, REI
15	La Fiesta Square	San Francisco-Oakland-Hayward, CA	Lafayette	CA	100%		53	$53.68	—
16	Lafayette Mercantile	San Francisco-Oakland-Hayward, CA	Lafayette	CA	100%		22	$55.04	—
17	Whole Foods at Bay Place	San Francisco-Oakland-Hayward, CA	Oakland	CA	100%		57	$51.02	Whole Foods
18	Hilltop Plaza	San Francisco-Oakland-Hayward, CA	Richmond	CA	20%	DDRM	246	$17.48	99 Cents Only, Century Theatre, City Sports Club, dd's Discounts, Ross Dress for Less
19	1000 Van Ness	San Francisco-Oakland-Hayward, CA	San Francisco	CA	100%		122	$37.66	CGV Cinemas
20	Centennial Promenade	Denver-Aurora-Lakewood, CO	Centennial	CO	100%		443	$21.18	Conn's, Golf Galaxy, HomeGoods, Michaels, Ross Dress for Less, Stickley Furniture, Total Wine & More
21	Chapel Hills	Denver-Aurora-Lakewood, CO	Colorado Springs	CO	100%		450	$13.44	Barnes & Noble, Best Buy, Burlington, DSW, Nordstrom Rack, Old Navy, Pep Boys, PetSmart, Ross Dress for Less, Urban Air Adventure Park, Whole Foods
22	Parker Keystone	Denver-Aurora-Lakewood, CO	Denver	CO	100%		17	$39.84	—
23	Shops on Montview	Denver-Aurora-Lakewood, CO	Denver	CO	100%		9	$37.68	—
24	University Hills	Denver-Aurora-Lakewood, CO	Denver	CO	100%		236	$20.39	King Soopers, Marshalls, Michaels
25	FlatAcres MarketCenter/Parker Pavilions	Denver-Aurora-Lakewood, CO	Parker	CO	100%		232	$19.53	24 Hour Fitness, Bed Bath & Beyond, Michaels, Office Depot
26	Guilford Commons	Hartford-West Hartford-East Hartford, CT	Guilford	CT	100%		129	$18.51	Bed Bath & Beyond, The Fresh Market
27	Connecticut Commons	Hartford-West Hartford-East Hartford, CT	Plainville	CT	20%	DTP	562	$13.75	AMC Theatres, Dick's Sporting Goods, DSW, Kohl's, Lowe's, Marshalls, PetSmart
28	Windsor Court	Hartford-West Hartford-East Hartford, CT	Windsor	CT	100%		79	$19.89	Stop & Shop
29	Shoppes at Paradise Pointe	Crestview-Fort Walton Beach-Destin, FL	Fort Walton Beach	FL	100%		84	$12.71	Publix
30	Melbourne Shopping Center	Palm Bay-Melbourne-Titusville, FL	Melbourne	FL	100%		211	$9.09	Big Lots, Club 4 Fitness, Publix
31	Shops at Boca Center	Miami-Fort Lauderdale-West Palm Beach, FL	Boca Raton	FL	100%		117	$41.04	Total Wine & More
32	Village Square at Golf	Miami-Fort Lauderdale-West Palm Beach, FL	Boynton Beach	FL	100%		135	$22.29	—
33	Shoppes at Addison Place	Miami-Fort Lauderdale-West Palm Beach, FL	Delray Beach	FL	100%		56	$47.10	—
34	Concourse Village	Miami-Fort Lauderdale-West Palm Beach, FL	Jupiter	FL	100%		134	$18.67	Ross Dress for Less, T.J. Maxx
35	The Shops at Midtown Miami	Miami-Fort Lauderdale-West Palm Beach, FL	Miami	FL	100%		467	$22.32	Dick's Sporting Goods, HomeGoods, Marshalls, Nordstrom Rack, Ross Dress for Less, Target, west elm
36	The Fountains	Miami-Fort Lauderdale-West Palm Beach, FL	Plantation	FL	100%		430	$16.88	Dick's Sporting Goods, JOANN, Kohl's, Marshalls/HomeGoods, Total Wine & More, Urban Air Trampoline & Adventure Park

SITE Centers Corp.

Property List

Note: GLA in thousands. Anchors include tenants greater than 20K SF.

#	Center	MSA	Location	ST	SITE Own %	JV	Owned GLA	ABR PSF	Anchor Tenants
37	Midway Plaza	Miami-Fort Lauderdale-West Palm Beach, FL	Tamarac	FL	100%		228	$14.81	Publix, Ross Dress for Less
38	Carillon Place	Naples-Immokalee-Marco Island, FL	Naples	FL	100%		265	$15.89	bealls OUTLET, DSW, OfficeMax, Ross Dress for Less, T.J. Maxx, Walmart Market
39	Casselberry Commons	Orlando-Kissimmee-Sanford, FL	Casselberry	FL	100%		246	$15.75	Burlington, Publix, Ross Dress for Less, T.J. Maxx
40	Lee Vista Promenade	Orlando-Kissimmee-Sanford, FL	Orlando	FL	100%		314	$17.54	Academy Sports, bealls OUTLET, Epic Theatres, HomeGoods, Michaels, Ross Dress for Less
41	Millenia Crossing	Orlando-Kissimmee-Sanford, FL	Orlando	FL	100%		100	$25.87	Nordstrom Rack
42	Winter Garden Village	Orlando-Kissimmee-Sanford, FL	Winter Garden	FL	100%		759	$22.03	Bealls, Bed Bath & Beyond, Best Buy, Burlington, Forever 21, Havertys, JOANN, LA Fitness, Marshalls, PetSmart, Ross Dress for Less, Staples
43	Lake Brandon Plaza	Tampa-St. Petersburg-Clearwater, FL	Brandon	FL	100%		178	$14.84	JOANN, Nordstrom Rack, Publix, Total Wine & More
44	Lake Brandon Village	Tampa-St. Petersburg-Clearwater, FL	Brandon	FL	100%		114	$15.64	buybuy BABY, PetSmart, Sprouts Farmers Market
45	The Collection at Brandon Boulevard	Tampa-St. Petersburg-Clearwater, FL	Brandon	FL	100%		222	$13.74	bealls OUTLET, Chuck E. Cheese's, Crunch Fitness, Kane Furniture
46	The Shoppes of Boot Ranch	Tampa-St. Petersburg-Clearwater, FL	Palm Harbor	FL	100%		52	$28.31	—
47	North Pointe Plaza	Tampa-St. Petersburg-Clearwater, FL	Tampa	FL	100%		108	$15.29	Publix
48	Southtown Center	Tampa-St. Petersburg-Clearwater, FL	Tampa	FL	100%		44	$38.10	—
49	The Shoppes at New Tampa	Tampa-St. Petersburg-Clearwater, FL	Wesley Chapel	FL	100%		155	$15.93	Publix, Ross Dress for Less
50	Shoppes of Crabapple	Atlanta-Sandy Springs-Roswell, GA	Alpharetta	GA	100%		8	$29.03	—
51	Hammond Springs	Atlanta-Sandy Springs-Roswell, GA	Atlanta	GA	100%		69	$30.53	—
52	Parkwood Shops	Atlanta-Sandy Springs-Roswell, GA	Atlanta	GA	100%		20	$25.39	—
53	Perimeter Pointe	Atlanta-Sandy Springs-Roswell, GA	Atlanta	GA	100%		360	$19.44	Dick's Sporting Goods, HomeGoods, LA Fitness, Regal Cinemas
54	Cumming Marketplace	Atlanta-Sandy Springs-Roswell, GA	Cumming	GA	100%		310	$14.21	Lowe's, Marshalls, Michaels, OfficeMax
55	Cumming Town Center	Atlanta-Sandy Springs-Roswell, GA	Cumming	GA	100%		311	$17.08	Ashley Furniture HomeStore, Best Buy, Burlington, Dick's Sporting Goods, T.J. Maxx/HomeGoods
56	Sharon Greens	Atlanta-Sandy Springs-Roswell, GA	Cumming	GA	100%		98	$12.88	Kroger
57	Market Square	Atlanta-Sandy Springs-Roswell, GA	Douglasville	GA	100%		125	$12.82	Aaron's
58	Towne Center Prado	Atlanta-Sandy Springs-Roswell, GA	Marietta	GA	20%	DTP	287	$13.19	Going Going Gone, Publix, Ross Dress for Less
59	Sandy Plains Village	Atlanta-Sandy Springs-Roswell, GA	Roswell	GA	100%		174	$13.98	Movie Tavern, Painted Tree Marketplace
60	Presidential Commons	Atlanta-Sandy Springs-Roswell, GA	Snellville	GA	100%		274	$15.29	Burlington, buybuy BABY, JOANN, Kroger
61	Johns Creek Town Center	Atlanta-Sandy Springs-Roswell, GA	Suwanee	GA	100%		303	$15.98	Kohl's, Market By Macy's, Michaels, PetSmart, Sprouts Farmers Market, Staples
62	3030 North Broadway	Chicago-Naperville-Elgin, IL-IN-WI	Chicago	IL	100%		132	$35.59	Mariano's, XSport Fitness
63	The Maxwell	Chicago-Naperville-Elgin, IL-IN-WI	Chicago	IL	100%		240	$26.92	Burlington, Dick's Sporting Goods, Nordstrom Rack, T.J. Maxx
64	Deer Park Town Center	Chicago-Naperville-Elgin, IL-IN-WI	Deer Park	IL	50%	RVIP IIIB	357	$33.37	Century Theatre, Crate & Barrel, Gap
65	Woodfield Village Green	Chicago-Naperville-Elgin, IL-IN-WI	Schaumburg	IL	100%		390	$23.14	Bloomingdale's The Outlet Store, Container Store, HomeGoods, Marshalls, Michaels, Nordstrom Rack, PetSmart, Sierra Trading Post, Trader Joe's
66	Brookside Marketplace	Chicago-Naperville-Elgin, IL-IN-WI	Tinley Park	IL	20%	DTP	317	$15.73	Best Buy, Dick's Sporting Goods, HomeGoods, Michaels, PetSmart, Ross Dress for Less, T.J. Maxx
67	Highland Grove Shopping Center	Chicago-Naperville-Elgin, IL-IN-WI	Highland	IN	20%	DDRM	312	$15.63	Burlington, Kohl's, Michaels
68	Foxtail Center	Baltimore-Columbia-Towson, MD	Timonium	MD	100%		30	$34.33	—
69	Gateway Center	Boston-Cambridge-Newton, MA-NH	Everett	MA	100%		640	$17.35	Costco, Dollar Tree, Home Depot, Michaels, Old Navy, Target, Total Wine & More
70	Shoppers World	Boston-Cambridge-Newton, MA-NH	Framingham	MA	100%		733	$24.50	AMC Theatres, Best Buy, DSW, Golf Galaxy, Hobby Lobby, Home Sense, Kohl's, Macy's Furniture Gallery, Marshalls, Michaels, Nordstrom Rack, PetSmart, Public Lands, Sierra Trading Post, T.J. Maxx
71	Independence Commons	Kansas City, MO-KS	Independence	MO	20%	DTP	386	$15.61	AMC Theatres, Best Buy, Bob's Discount Furniture, Kohl's, Marshalls, Ross Dress for Less
72	The Promenade at Brentwood	St. Louis, MO-IL	Brentwood	MO	100%		338	$15.94	Burlington, Micro Center, PetSmart, Target, Trader Joe's
73	East Hanover Plaza	New York-Newark-Jersey City, NY-NJ-PA	East Hanover	NJ	100%		98	$21.11	HomeGoods, HomeSense
74	Edgewater Towne Center	New York-Newark-Jersey City, NY-NJ-PA	Edgewater	NJ	100%		76	$30.00	Whole Foods
75	Freehold Marketplace	New York-Newark-Jersey City, NY-NJ-PA	Freehold	NJ	100%		21	$37.18	—

SITE Centers Corp.

Property List

Note: GLA in thousands. Anchors include tenants greater than 20K SF.

#	Center	MSA	Location	ST	SITE Own %	JV	Owned GLA	ABR PSF	Anchor Tenants
76	Route 22 Retail Center	New York-Newark-Jersey City, NY-NJ-PA	Union	NJ	20%	DTP	112	$16.34	Big Lots, Dick's Sporting Goods
77	West Falls Plaza	New York-Newark-Jersey City, NY-NJ-PA	Woodland Park	NJ	20%	DDRM	91	$22.23	andThat!, Cost Plus World Market
78	Echelon Village Plaza	Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	Voorhees	NJ	100%		89	$13.85	The Edge Fitness Clubs
79	Hamilton Marketplace	Trenton, NJ	Hamilton	NJ	100%		550	$20.40	Barnes & Noble, Bed Bath & Beyond, Kohl's, Michaels, Ross Dress for Less, ShopRite, Staples
80	Nassau Park Pavilion	Trenton, NJ	Princeton	NJ	100%		750	$15.62	At Home, Best Buy, Burlington, Dick's Sporting Goods, HomeGoods, HomeSense, Michaels, PetSmart, Raymour & Flanigan, T.J. Maxx, Wegmans
81	The Hub	New York-Newark-Jersey City, NY-NJ-PA	Hempstead	NY	100%		249	$13.22	Home Depot, Stop & Shop
82	Belgate Plaza	Charlotte-Concord-Gastonia, NC-SC	Charlotte	NC	100%		20	$35.53	—
83	Belgate Shopping Center	Charlotte-Concord-Gastonia, NC-SC	Charlotte	NC	100%		269	$15.42	Burlington, Cost Plus World Market, Hobby Lobby, Marshalls, Old Navy, PetSmart, T.J. Maxx
84	Carolina Pavilion	Charlotte-Concord-Gastonia, NC-SC	Charlotte	NC	100%		701	$14.28

AMC Theatres, American Freight Outlet Stores, AutoZone, Bed Bath & Beyond, Big Lots, Burlington, buybuy BABY, Conn's, Floor & Decor, Frontgate Outlet Store, JOANN, Nordstrom Rack, Old Navy, Ross Dress for Less, Value City Furniture

85	Cotswold Village	Charlotte-Concord-Gastonia, NC-SC	Charlotte	NC	100%		263	$25.58	Harris Teeter, Marshalls, PetSmart
86	The Shops at The Fresh Market	Charlotte-Concord-Gastonia, NC-SC	Cornelius	NC	100%		132	$17.33	HomeSense, The Fresh Market
87	Meadowmont Village	Raleigh, NC	Chapel Hill	NC	20%	DDRM	185	$22.57	Harris Teeter
88	Poyner Place	Raleigh, NC	Raleigh	NC	20%	DTP	252	$16.52	Cost Plus World Market, Marshalls, Michaels, Ross Dress for Less, Urban Air Trampoline & Adventure Park
89	University Centre	Wilmington, NC	Wilmington	NC	20%	DTP	418	$11.42	Bed Bath & Beyond, Lowe's, Old Navy, Ollie's Bargain Outlet, Ross Dress for Less
90	Kenwood Square	Cincinnati, OH-KY-IN	Cincinnati	OH	100%		427	$19.13	Dick's Sporting Goods, Macy's Furniture Gallery, Marshalls/HomeGoods, Michaels, T.J. Maxx, The Fresh Market
91	Waterstone Center	Cincinnati, OH-KY-IN	Mason	OH	100%		162	$17.31	Best Buy, Michaels, Ross Dress for Less
92	Stow Community Center	Cleveland-Elyria, OH	Stow	OH	100%		406	$12.39	Giant Eagle, Hobby Lobby, HomeGoods, Kohl's, T.J. Maxx
93	West Bay Plaza	Cleveland-Elyria, OH	Westlake	OH	100%		147	$23.27	Fresh Thyme Farmers Market, HomeSense
94	Easton Market	Columbus, OH	Columbus	OH	100%		502	$15.45	Bed, Bath & Beyond, buybuy BABY, DSW, HomeGoods, Marshalls, Michaels, Nordstrom Rack, PetSmart, Ross Dress for Less, Sierra Trading Post, T.J. Maxx, Value City Furniture
95	Polaris Towne Center	Columbus, OH	Columbus	OH	100%		459	$16.77	Best Buy, Big Lots, JOANN, Kroger, OfficeMax, T.J. Maxx
96	Tanasbourne Town Center	Portland-Vancouver-Hillsboro, OR-WA	Hillsboro	OR	100%		287	$21.83	Bed Bath & Beyond, Marshalls, Michaels, Ross Dress for Less, Sierra Trading Post
97	The Blocks	Portland-Vancouver-Hillsboro, OR-WA	Portland	OR	100%		97	$35.86	—
98	Southmont Plaza	Allentown-Bethlehem-Easton, PA-NJ	Easton	PA	100%		251	$16.13	Barnes & Noble, Bed Bath & Beyond, Best Buy, Dick's Sporting Goods, Michaels, Staples
99	Larkin's Corner	Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	Boothwyn	PA	100%		225	$9.71	ACME, Walmart
100	Ashley Crossing	Charleston-North Charleston, SC	Charleston	SC	20%	DTP	208	$11.18	Food Lion, JOANN, Kohl's, Marshalls
101	Wando Crossing	Charleston-North Charleston, SC	Mount Pleasant	SC	100%		214	$15.94	Ashley Furniture HomeStore, Marshalls/HomeGoods, Michaels, T.J. Maxx, Total Wine & More
102	Midtowne Park	Greenville-Anderson-Mauldin, SC	Anderson	SC	100%		167	$9.89	Dick's Sporting Goods, HomeGoods, Kohl's
103	Cool Springs Pointe	Nashville-Davidson-Murfreesboro-Franklin, TN	Brentwood	TN	100%		198	$15.97	Best Buy, Restoration Hardware, Ross Dress for Less
104	Vintage Plaza	Austin, TX	Round Rock	TX	100%		41	$29.87	—
105	The Marketplace at Highland Village	Dallas-Fort Worth-Arlington, TX	Highland Village	TX	100%		207	$19.03	DSW, LA Fitness, T.J. Maxx/HomeGoods
106	Shops at Tanglewood	Houston-The Woodlands-Sugar Land, TX	Houston	TX	100%		26	$46.45	—
107	Bandera Pointe	San Antonio-New Braunfels, TX	San Antonio	TX	100%		441	$11.36	Barnes & Noble, Gold's Gym, JOANN, Lowe's, Old Navy, PetSmart, Ross Dress for Less, T.J. Maxx, Urban Air Trampoline & Adventure Park

SITE Centers Corp.

Property List

Note: GLA in thousands. Anchors include tenants greater than 20K SF.

#	Center	MSA	Location	ST	SITE Own %	JV	Owned GLA	ABR PSF	Anchor Tenants
108	Shops at Bandera Pointe	San Antonio-New Braunfels, TX	San Antonio	TX	100%		48	$25.24	—
109	Terrell Plaza	San Antonio-New Braunfels, TX	San Antonio	TX	100%		108	$20.25	Ross Dress for Less
110	Village at Stone Oak	San Antonio-New Braunfels, TX	San Antonio	TX	100%		442	$18.73	Alamo Drafthouse Cinema, Hobby Lobby, HomeGoods, Ross Dress for Less
111	Emmet Street North	Charlottesville, VA	Charlottesville	VA	100%		2	$86.32	—
112	Emmet Street Station	Charlottesville, VA	Charlottesville	VA	100%		11	$51.82	—
113	Commonwealth Center	Richmond, VA	Midlothian	VA	20%	DTP	166	$17.76	Michaels, The Fresh Market
114	Downtown Short Pump	Richmond, VA	Richmond	VA	100%		126	$23.62	Barnes & Noble, Regal Cinemas
115	White Oak Village	Richmond, VA	Richmond	VA	100%		432	$15.88	JCPenney, K&G Fashion Superstore, Michaels, PetSmart, Publix
116	Boulevard Marketplace	Washington-Arlington-Alexandria, DC-VA-MD-WV	Fairfax	VA	100%		19	$39.95	—
117	Fairfax Marketplace	Washington-Arlington-Alexandria, DC-VA-MD-WV	Fairfax	VA	100%		19	$60.26	—
118	Fairfax Pointe	Washington-Arlington-Alexandria, DC-VA-MD-WV	Fairfax	VA	100%		10	$49.64	—
119	Fairfax Towne Center	Washington-Arlington-Alexandria, DC-VA-MD-WV	Fairfax	VA	100%		253	$20.46	Bed Bath & Beyond, JOANN, Regal Cinemas, Safeway, T.J. Maxx
120	Springfield Center	Washington-Arlington-Alexandria, DC-VA-MD-WV	Springfield	VA	100%		177	$23.77	Barnes & Noble, Bed Bath & Beyond, DSW, Marshalls, Michaels, The Tile Shop

DDRM - DDRM Properties
DTP - Dividend Trust Portfolio
RVIP IIIB - Deer Park, IL

SITE Centers Corp.

Notable Accounting and Supplemental Policies

The information contained in the Quarterly Financial Supplement does not purport to disclose all items required by the accounting principles generally accepted in the United States of America (“GAAP”) and is unaudited information. The Company’s Quarterly Financial Supplement should be read in conjunction with the Company’s Form 10-K and Form 10-Q.

Rental Income (Revenues)

•
Percentage and overage rents that are recognized after the tenants’ reported sales have exceeded the applicable sales breakpoint.
•
Tenant reimbursements are recognized in the period in which the expenses are incurred.
•
Lease termination fees are recognized upon termination of a tenant’s lease when the Company has no further obligations under the lease.

Lease Modification Accounting

•
Elected not to apply lease modification accounting to lease amendments in which the total amount of rent due under the lease is substantially the same and there has been no increase in the lease term. A majority of the Company’s concession amendments within this category provide for the deferral of rental payments to a later date within the remaining lease term.
•
If abatements are granted as part of a lease amendment, the Company has elected to not treat the abatements as variable rent and instead will record the concession’s impact over the tenant’s remaining lease term on a straight-line basis. Modifications to leases that involve an increase in the lease term have been treated as a lease modification.
•
For those tenants where the Company is unable to assert that collection of amounts due over the lease term is probable, regardless if the Company has entered into a deferral agreement to extend the payment terms, the Company has categorized these tenants on the cash basis of accounting. As a result, no rental income is recognized from such tenants once they have been placed on the cash basis of accounting until payments are received and all existing accounts receivable relating to these tenants have been reserved in full, including straight-line rental income. The Company will remove the cash basis designation and resume recording rental income from such tenants during the period earned at such time it believes collection from the tenants is probable based upon a demonstrated payment history or recapitalization event.

General and Administrative Expenses

•
General and administrative expenses include certain internal leasing salaries, legal salaries and related expenses associated with the leasing of space which are charged to operations as incurred.
•
The Company does not capitalize any executive officer compensation.
•
General and administrative expenses include executive property management compensation and related expenses. Property management services’ direct compensation is reflected in operating and maintenance expenses.

Deferred Financing Costs

•
Costs incurred in obtaining term financing are included as a reduction of the related debt liability and costs incurred related to the revolving credit facilities are included in other assets on the consolidated balance sheets. All costs are amortized on a straight-line basis over the term of the related debt agreement; such amortization is reflected as interest expense in the consolidated income statements.

SITE Centers Corp.

Notable Accounting and Supplemental Policies

Real Estate

•
Real estate assets are stated at cost less accumulated depreciation, which, in the opinion of management, is not in excess of the individual property's estimated undiscounted future cash flows, including estimated proceeds from disposition.
•
Construction in progress includes shopping center developments and significant expansions and redevelopments.
•
Acquisitions of a partner’s interest in an unconsolidated joint venture in which a change of control has occurred are recorded at fair value.
•
Depreciation and amortization are provided on a straight-line basis over the estimated useful lives of the assets as follows:

Buildings	31.5 to 40 years
Building Improvements	3 to 20 years
Furniture/Fixtures/ Tenant Improvements	Shorter of economic life or lease terms

Capitalization

•
Expenditures for maintenance and repairs are charged to operations as incurred. Renovations and expenditures that improve or extend the life of the asset are capitalized.
•
The Company capitalizes interest on funds used for the construction or expansion of shopping centers and certain construction administration costs. Capitalization of interest and administration costs ceases when construction activities are completed and the property is available for occupancy by tenants or when activities are suspended.
•
Interest expense and real estate taxes incurred during construction are capitalized and depreciated over the building life. The Company does not capitalize interest on land held for development which is on hold and is not undergoing any development activities.

Gains on Sales of Real Estate

•
Gains on sales of real estate generally related to the sale of outlots and land adjacent to existing shopping centers are recognized at closing when the earnings process is deemed to be complete.

Leasing Spreads

•
Cash Leasing Spreads are calculated by comparing the prior tenant's annual base rent in the final year of the prior lease to the executed tenant's annual base rent in the first year of the executed lease.
•
Straight-Lined Leasing Spreads are calculated by comparing the prior tenant's average base rent over the prior lease term to the executed tenant's average base rent over the term of the executed lease.
•
For both Cash and Straight-Lined Leasing Spreads, the reported calculations of "Comparable", only include deals executed within one year of the date that the prior tenant vacated. Deals executed after one year of the date the prior tenant vacated, deals which are a combination of existing units, new leases at “Major Redevelopment” properties, and deals for units vacant at the time of acquisition are considered non-comparable and excluded from the calculation.

Net Effective Rents

•
Net effective rents are calculated as a weighted average per rentable square foot over the lease term with full consideration for all costs associated with leasing the space rather than pro rata costs. Landlord work represents property level improvements associated with the lease transactions; however, those improvements are attributed to the landlord's property value and typically extend the life of the asset in excess of the lease term.

SITE Centers Corp.

Non-GAAP Measures

Performance Measures

FFO and Operating FFO

The Company believes that Funds from Operations (“FFO”) and Operating FFO, both non-GAAP financial measures, provide additional and useful means to assess the financial performance of REITs. FFO and Operating FFO are frequently used by the real estate industry, as well as securities analysts, investors and other interested parties, to evaluate the performance of REITs. The Company also believes that FFO and Operating FFO more appropriately measure the core operations of the Company and provide benchmarks to its peer group.

FFO excludes GAAP historical cost depreciation and amortization of real estate and real estate investments, which assume that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions, and many companies use different depreciable lives and methods. Because FFO excludes depreciation and amortization unique to real estate and gains and losses from depreciable property dispositions, it can provide a performance measure that, when compared year over year, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, interest costs and acquisition, disposition and development activities. This provides a perspective of the Company’s financial performance not immediately apparent from net income determined in accordance with GAAP.

FFO is generally defined and calculated by the Company as net income (loss) (computed in accordance with GAAP), adjusted to exclude (i) preferred share dividends, (ii) gains and losses from disposition of real estate property and related investments, which are presented net of taxes, (iii) impairment charges on real estate property and related investments, (iv) gains and losses from changes in control and (v) certain non-cash items. These non-cash items principally include real property depreciation and amortization of intangibles, equity income (loss) from joint ventures and equity income (loss) from non-controlling interests and adding the Company’s proportionate share of FFO from its unconsolidated joint ventures and non-controlling interests, determined on a consistent basis. The Company’s calculation of FFO is consistent with the definition of FFO provided by NAREIT.

The Company believes that certain charges, income and gains recorded in its operating results are not comparable or reflective of its core operating performance. Operating FFO is useful to investors as the Company removes non-comparable charges, income and gains to analyze the results of its operations and assess performance of the core operating real estate portfolio. As a result, the Company also computes Operating FFO and discusses it with the users of its financial statements, in addition to other measures such as net income (loss) determined in accordance with GAAP and FFO. Operating FFO is generally defined and calculated by the Company as FFO excluding certain charges, income and gains that management believes are not comparable and indicative of the results of the Company’s operating real estate portfolio. Such adjustments include write-off of preferred share original issuance costs, gains/losses on the early extinguishment of debt, certain transaction fee income, transaction costs and other restructuring type costs. The disclosure of these adjustments is regularly requested by users of the Company’s financial statements. The adjustment for these charges, income and gains may not be comparable to how other REITs or real estate companies calculate their results of operations, and the Company’s calculation of Operating FFO differs from NAREIT’s definition of FFO. Additionally, the Company provides no assurances that these charges, income and gains are non-recurring. These charges, income and gains could be reasonably expected to recur in future results of operations.

These measures of performance are used by the Company for several business purposes and by other REITs. The Company uses FFO and/or Operating FFO in part (i) as a disclosure to improve the understanding of the Company’s operating results among the investing public, (ii) as a measure of a real estate asset’s performance, (iii) to influence acquisition, disposition and capital investment strategies and (iv) to compare the Company’s performance to that of other publicly traded shopping center REITs. For the reasons described above, management believes that FFO and Operating FFO provide the Company and investors with an important indicator of the Company’s operating performance. They provide recognized measures of performance other than GAAP net income, which may include non-cash items (often significant). Other real estate companies may calculate FFO and Operating FFO in a different manner.

SITE Centers Corp.

Non-GAAP Measures

In calculating the expected range for or amount of net (loss) income attributable to common shareholders to estimate projected FFO and Operating FFO for future periods, the Company does not include a projection of gain and losses from the disposition of real estate property, potential impairments and reserves of real estate property and related investments, debt extinguishment costs or certain transaction costs. Other real estate companies may calculate expected FFO and Operating FFO in a different manner.

Management recognizes the limitations of FFO and Operating FFO when compared to GAAP’s net income. FFO and Operating FFO do not represent amounts available for dividends, capital replacement or expansion, debt service obligations or other commitments and uncertainties. Management does not use FFO or Operating FFO as an indicator of the Company’s cash obligations and funding requirements for future commitments, acquisitions or development activities. Neither FFO nor Operating FFO represents cash generated from operating activities in accordance with GAAP, and neither is necessarily indicative of cash available to fund cash needs. Neither FFO nor Operating FFO should be considered an alternative to net income (computed in accordance with GAAP) or as an alternative to cash flow as a measure of liquidity. FFO and Operating FFO are simply used as additional indicators of the Company’s operating performance. The Company believes that to further understand its performance, FFO and Operating FFO should be compared with the Company’s reported net income (loss) and considered in addition to cash flows determined in accordance with GAAP, as presented in its condensed consolidated financial statements. Reconciliations of these measures to their most directly comparable GAAP measure of net income (loss) have been provided herein.

Net Operating Income (“NOI”) and Same Store Net Operating Income (“SSNOI”)

The Company uses NOI, which is a non-GAAP financial measure, as a supplemental performance measure. NOI is calculated as property revenues less property-related expenses. The Company believes NOI provides useful information to investors regarding the Company’s financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level and, when compared across periods, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and disposition activity on an unleveraged basis.

The Company also presents NOI information on a same store basis, or SSNOI. The Company defines SSNOI as property revenues less property-related expenses, which exclude straight-line rental income and reimbursements and expenses, lease termination income, management fee expense, fair market value of leases and expense recovery adjustments. SSNOI includes assets owned in comparable periods (15 months for prior period comparisons). In addition, SSNOI is presented including activity associated with major and tactical redevelopment. In addition, SSNOI excludes all non-property and corporate level revenue and expenses. Other real estate companies may calculate NOI and SSNOI in a different manner. The Company believes SSNOI at its effective ownership interest provides investors with additional information regarding the operating performances of comparable assets because it excludes certain non-cash and non-comparable items as noted above. SSNOI is frequently used by the real estate industry, as well as securities analysts, investors and other interested parties, to evaluate the performance of REITs.

SSNOI is not, and is not intended to be, a presentation in accordance with GAAP. SSNOI information has its limitations as it excludes any capital expenditures associated with the re-leasing of tenant space or as needed to operate the assets. SSNOI does not represent amounts available for dividends, capital replacement or expansion, debt service obligations or other commitments and uncertainties. Management does not use SSNOI as an indicator of the Company’s cash obligations and funding requirements for future commitments, acquisitions or development activities. SSNOI does not represent cash generated from operating activities in accordance with GAAP and is not necessarily indicative of cash available to fund cash needs. SSNOI should not be considered as an alternative to net income (computed in accordance with GAAP) or as an alternative to cash flow as a measure of liquidity. A reconciliation of SSNOI to its most directly comparable GAAP measure of net income (loss) has been provided herein. In reliance on the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K, reconciliation of the assumed range of 2023 SSNOI growth to the most directly comparable GAAP financial measure is not provided because the Company is unable to provide such reconciliation without unreasonable effort due to the multiple components of the calculation which only includes properties owned for comparable periods and excludes all corporate level activity as noted above.

SITE Centers Corp.

Non-GAAP Measures

Other Measures

SITE Pro Rata Share Financial Information

The Company believes that the SITE pro rata share of its joint ventures presented in the quarterly supplement is not, and is not intended to be, a presentation in accordance with GAAP. SITE share financial information is frequently used by the real estate industry including securities analysts, investors and other interested parties to evaluate the performance of SITE compared to other REITs. Other real estate companies may calculate such information in a different manner.

SITE does not control the unconsolidated joint ventures and the presentations of SITE JV Pro Rata Adjustments of the unconsolidated joint ventures presented in the quarterly supplement do not represent the Company’s legal claim to such items. The Company provides this information because the Company believes it assists investors and analysts in estimating the effective interest in SITE’s unconsolidated joint ventures when read in conjunction with the Company’s reported results under GAAP. The presentation of this information has limitations as an analytical tool. Because of the limitations, this information should not be considered in isolation or as a substitute for the Company’s financial statements as reported under GAAP.

Debt/Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA)

The Company uses the ratio Debt to Adjusted EBITDA (“Debt/Adjusted EBITDA”) as it believes it provides a meaningful metric as it relates to the Company’s ability to meet various leverage tests for the corresponding periods.

The Components of Debt/Adjusted EBITDA include net effective debt divided by adjusted EBITDA (trailing twelve months), as opposed to net income determined in accordance with GAAP. Adjusted EBITDA is calculated as net income attributable to SITE before interest, income taxes, depreciation and amortization for the trailing twelve months and further adjusted to eliminate the impact of certain items that the Company does not consider indicative of its ongoing performance. Net effective debt is calculated as the average of the Company’s consolidated debt outstanding excluding unamortized loan costs and fair market value adjustments, less cash and restricted cash as of the beginning of the twelve-month period and the balance sheet date presented. Such amounts are calculated at the Company’s proportionate share of ownership.

The Company also calculates EBITDAre as net income attributable to SITE before interest, income taxes, depreciation and amortization, gains and losses from disposition of real estate property and related investments, impairment charges on real estate property and related investments, including gain and losses from changes in control, all for the trailing twelve months. Such amount is also calculated at the Company’s proportionate share of ownership.

Adjusted EBITDA should not be considered as an alternative to earnings as an indicator of the Company’s financial performance, or an alternative to cash flow from operating activities as a measure of liquidity. The Company’s calculation of Adjusted EBITDA may differ from the methodology utilized by other companies. Investors are cautioned that items excluded from Adjusted EBITDA are significant components in understanding and assessing the Company’s financial condition. The reconciliations of Adjusted EBITDA and net effective debt used in the consolidated and prorata Debt/Adjusted EBITDA ratios to their most directly comparable GAAP measures of net income (loss) and debt have been provided in the Debt Summary section.

SITE Centers Corp.

Portfolio Summary at 100%

GLA in thousands
	3/31/2023	12/31/2022	9/30/2022	6/30/2022	3/31/2022
Shopping Center Summary
Operating Centers – 100%	120	119	122	132	138
Wholly Owned - SITE	105	101	103	99	92
JV Portfolio	15	18	19	33	46

Owned and Ground Lease GLA – 100%	26,578	26,982	28,159	30,755	32,142
Wholly Owned - SITE	21,990	21,989	23,118	23,231	23,235
JV Portfolio – 100%	4,588	4,993	5,041	7,524	8,907
Unowned GLA – 100%	8,938	8,938	9,397	9,855	10,229

Quarterly Operational Overview
SITE (100%)
Base Rent PSF	$19.16	$18.96	$18.62	$18.07	$17.72
Base Rent PSF < 10K	$30.83	$30.46	$30.02	$29.13	$28.21
Base Rent PSF > 10K	$15.37	$15.29	$15.10	$14.63	$14.52
Commenced Rate	92.8%	92.3%	91.4%	91.0%	90.2%
Leased Rate	95.9%	95.3%	94.9%	94.3%	93.1%
Leased Rate < 10K SF	90.4%	89.8%	88.5%	87.3%	86.0%
Leased Rate > 10K SF	97.8%	97.2%	97.0%	96.8%	95.6%

Wholly Owned SITE
Base Rent PSF	$19.71	$19.61	$19.18	$19.06	$18.74
Leased Rate	96.0%	95.6%	95.2%	94.6%	93.3%
Leased Rate < 10K SF	91.2%	90.9%	89.6%	87.6%	86.2%
Leased Rate > 10K SF	97.7%	97.3%	97.2%	97.0%	95.7%

Joint Venture (100%)
Base Rent PSF	$16.61	$16.20	$16.18	$15.25	$15.22
Leased Rate	95.4%	94.0%	93.2%	93.6%	92.6%
Leased Rate < 10K SF	85.7%	84.3%	83.3%	86.4%	85.2%
Leased Rate > 10K SF	98.4%	97.0%	96.3%	96.2%	95.2%

Joint Venture at Pro Rata Share
Base Rent PSF	$18.19	$17.64	$17.62	$16.26	$16.33
Leased Rate	93.4%	92.2%	91.4%	92.4%	92.1%
Leased Rate < 10K SF	81.5%	80.4%	79.4%	83.7%	83.2%
Leased Rate > 10K SF	98.0%	96.7%	96.0%	96.0%	95.4%

SITE Centers Corp.

Leasing Summary

Wholly Owned at 100%

Leasing Activity
	Comparable Pool						Total Pool
				Leasing Spreads
	Count	GLA	ABR PSF	Cash	Straight-lined	Term	Count	GLA	ABR PSF	Term
New Leases
1Q23	13	23,554	$41.00	20.6%	37.1%	9.6	30	122,014	$31.01	13.7
4Q22	15	63,666	$26.69	55.7%	72.8%	8.5	38	183,031	$22.29	9.0
3Q22	16	60,977	$28.00	10.8%	23.5%	9.3	44	200,072	$25.81	9.2
2Q22	16	118,528	$21.36	34.6%	60.8%	13.7	49	416,058	$18.05	10.7
	60	266,725	$25.88	29.9%	48.9%	11.6	161	921,175	$22.30	10.6

Renewals
1Q23	56	321,229	$22.49	8.7%	14.3%	5.6	56	321,229	$22.49	5.6
4Q22	64	605,713	$20.22	7.6%	11.1%	5.2	64	605,713	$20.22	5.2
3Q22	103	1,221,423	$16.39	7.1%	9.9%	5.3	103	1,221,423	$16.39	5.3
2Q22	77	675,392	$19.68	4.8%	8.3%	5.3	77	675,392	$19.68	5.3
	300	2,823,757	$18.69	6.8%	10.4%	5.3	300	2,823,757	$18.69	5.3

New + Renewals
1Q23	69	344,783	$23.75	10.0%	16.7%	5.8	86	443,243	$24.83	7.8
4Q22	79	669,379	$20.84	11.8%	16.5%	5.5	102	788,744	$20.70	6.1
3Q22	119	1,282,400	$16.94	7.4%	10.9%	5.6	147	1,421,495	$17.71	6.1
2Q22	93	793,920	$19.93	8.6%	14.9%	6.7	126	1,091,450	$19.06	7.3
	360	3,090,482	$19.31	9.1%	14.0%	5.1	461	3,744,932	$19.58	5.6

Net Effective Rents
			Capex PSF				NER
	GLA	ABR PSF	TA	LL Work	LC	Total	PSF	Term
New Leases (1)
1Q23	84,531	$35.38	$3.26	$1.18	$1.71	$6.15	$29.23	10.1
4Q22	175,120	$22.35	$2.61	$3.74	$1.13	$7.48	$14.87	9.0
3Q22	193,195	$27.00	$3.87	$2.78	$1.36	$8.01	$18.99	9.1
2Q22	411,277	$18.94	$3.70	$2.41	$0.79	$6.90	$12.04	10.8
	864,123	$23.04	$3.42	$2.55	$1.04	$7.01	$16.03	10.2

Renewals
1Q23	321,229	$23.15	$0.04	$0.01	$0.00	$0.05	$23.10	5.6
4Q22	605,713	$20.55	$0.81	$0.01	$0.03	$0.85	$19.70	5.2
3Q22	1,221,423	$16.56	$0.14	$0.00	$0.00	$0.14	$16.42	5.3
2Q22	675,392	$19.97	$0.17	$0.00	$0.02	$0.19	$19.78	5.3
	2,823,757	$18.98	$0.28	$0.00	$0.01	$0.29	$18.69	5.3

New + Renewals
1Q23	405,760	$25.70	$1.08	$0.39	$0.55	$2.02	$23.68	6.5
4Q22	780,833	$20.95	$1.41	$1.24	$0.40	$3.05	$17.90	6.1
3Q22	1,414,618	$17.99	$0.90	$0.57	$0.28	$1.75	$16.24	6.0
2Q22	1,086,669	$19.58	$2.16	$1.36	$0.46	$3.98	$15.60	7.2
	3,687,880	$19.93	$1.64	$1.08	$0.45	$3.17	$16.76	5.7

(1) New Leases exclude redevelopment activity.

SITE Centers Corp.

Leasing Summary

Unconsolidated Joint Ventures at 100%

Leasing Activity
	Comparable Pool						Total Pool
				Leasing Spreads
	Count	GLA	ABR PSF	Cash	Straight-lined	Term	Count	GLA	ABR PSF	Term
New Leases
1Q23	1	1,600	$26.00	(7.4%)	(2.7%)	3.0	2	42,080	$10.37	14.5
4Q22	2	1,970	$24.27	(6.5%)	(1.3%)	6.2	6	50,136	$15.44	9.6
3Q22	0	0	$0.00	---%	---%	0.0	2	48,970	$9.99	9.1
2Q22	4	37,795	$13.64	(15.1%)	(8.7%)	9.6	12	75,968	$15.73	8.8
	7	41,365	$14.63	(13.9%)	(7.7%)	9.3	22	217,154	$13.33	10.0

Renewals
1Q23	6	37,277	$17.14	6.2%	11.7%	5.1	6	37,277	$17.14	5.1
4Q22	17	176,766	$16.83	9.0%	12.8%	4.4	17	176,766	$16.83	4.4
3Q22	11	96,129	$15.58	9.0%	13.1%	4.6	11	96,129	$15.58	4.6
2Q22	40	353,948	$14.71	4.8%	8.4%	5.2	40	353,948	$14.71	5.2
	74	664,120	$15.54	6.7%	10.5%	4.8	74	664,120	$15.54	4.8

New + Renewals
1Q23	7	38,877	$17.50	5.2%	10.6%	5.0	8	79,357	$13.55	10.1
4Q22	19	178,736	$16.91	8.7%	12.6%	4.5	23	226,902	$16.52	5.6
3Q22	11	96,129	$15.58	9.0%	13.1%	4.6	13	145,099	$13.70	5.7
2Q22	44	391,743	$14.61	2.7%	6.5%	5.6	52	429,916	$14.89	5.9
	81	705,485	$15.48	5.3%	9.3%	4.3	96	881,274	$14.99	4.8

Net Effective Rents
			Capex PSF				NER
	GLA	ABR PSF	TA	LL Work	LC	Total	PSF	Term
New Leases
1Q23	42,080	$11.83	$1.98	$0.00	$0.33	$2.31	$9.52	14.5
4Q22	50,136	$16.17	$7.39	$1.89	$0.60	$9.88	$6.29	9.6
3Q22	48,970	$10.54	$2.29	$0.18	$0.59	$3.06	$7.48	9.1
2Q22	75,968	$16.75	$1.78	$4.63	$1.00	$7.41	$9.34	8.8
	217,154	$14.26	$3.20	$1.87	$0.65	$5.72	$8.54	10.0

Renewals
1Q23	37,277	$17.40	$0.00	$0.00	$0.00	$0.00	$17.40	5.1
4Q22	176,766	$17.02	$0.26	$0.00	$0.06	$0.32	$16.70	4.4
3Q22	96,129	$15.82	$0.00	$0.00	$0.00	$0.00	$15.82	4.6
2Q22	353,948	$14.97	$0.02	$0.00	$0.00	$0.02	$14.95	5.2
	664,120	$15.78	$0.08	$0.00	$0.02	$0.10	$15.68	4.8

New + Renewals
1Q23	79,357	$14.45	$1.52	$0.00	$0.25	$1.77	$12.68	10.1
4Q22	226,902	$16.83	$2.97	$0.72	$0.27	$3.96	$12.87	5.6
3Q22	145,099	$14.04	$1.23	$0.10	$0.32	$1.65	$12.39	5.7
2Q22	429,916	$15.29	$0.49	$1.22	$0.26	$1.97	$13.32	5.9
	881,274	$15.40	$1.57	$0.89	$0.32	$2.78	$12.62	5.2

SITE Centers Corp.

Leasing Expirations

Wholly Owned at 100%; $ and GLA in thousands

Assumes no exercise of lease options

	Greater than 10K SF						Less than 10K SF						Total
Year	# of Leases	Expiring SF	% of SF > 10K	ABR	% of ABR > 10K	Rent PSF	# of Leases	Expiring SF	% of SF < 10K	ABR	% of ABR < 10K	Rent PSF	# of Leases	Expiring SF	% of SF Total	ABR	% of ABR Total	Rent PSF
MTM	1	15	0.1%	$219	0.1%	$14.60	20	59	1.2%	$1,621	1.0%	$27.47	21	74	0.4%	$1,840	0.5%	$24.86
2023	12	369	2.4%	$4,130	1.9%	$11.19	101	246	4.9%	7,948	5.1%	$32.31	113	615	3.0%	12,078	3.2%	$19.64
2024	72	2,230	14.5%	31,177	14.1%	$13.98	266	721	14.3%	21,598	13.8%	$29.96	338	2,951	14.5%	52,775	13.9%	$17.88
2025	73	2,322	15.1%	34,616	15.6%	$14.91	241	729	14.4%	21,054	13.4%	$28.88	314	3,051	15.0%	55,670	14.7%	$18.25
2026	57	1,763	11.5%	23,413	10.6%	$13.28	200	566	11.2%	17,965	11.5%	$31.74	257	2,329	11.4%	41,378	10.9%	$17.77
2027	74	2,499	16.3%	36,984	16.7%	$14.80	234	725	14.3%	21,905	14.0%	$30.21	308	3,224	15.8%	58,889	15.6%	$18.27
2028	76	2,203	14.4%	30,786	13.9%	$13.97	182	576	11.4%	18,933	12.1%	$32.87	258	2,779	13.6%	49,719	13.1%	$17.89
2029	25	811	5.3%	12,380	5.6%	$15.27	94	305	6.0%	10,145	6.5%	$33.26	119	1,116	5.5%	22,525	6.0%	$20.18
2030	27	763	5.0%	10,647	4.8%	$13.95	88	260	5.1%	8,719	5.6%	$33.53	115	1,023	5.0%	19,366	5.1%	$18.93
2031	16	684	4.5%	8,023	3.6%	$11.73	67	218	4.3%	6,495	4.1%	$29.79	83	902	4.4%	14,518	3.8%	$16.10
2032	26	693	4.5%	9,634	4.3%	$13.90	125	384	7.6%	11,996	7.6%	$31.24	151	1,077	5.3%	21,630	5.7%	$20.08
Thereafter	33	991	6.5%	19,546	8.8%	$19.72	74	266	5.3%	8,509	5.4%	$31.99	107	1,257	6.2%	28,055	7.4%	$22.32
Total	492	15,343	100.0%	$221,555	100.0%	$14.44	1,692	5,055	100.0%	$156,888	100.0%	$31.04	2,184	20,398	100.0%	$378,443	100.0%	$18.55

Assumes all lease options are exercised

	Greater than 10K SF						Less than 10K SF						Total
Year	# of Leases	Expiring SF	% of SF > 10K	ABR	% of ABR > 10K	Rent PSF	# of Leases	Expiring SF	% of SF < 10K	ABR	% of ABR < 10K	Rent PSF	# of Leases	Expiring SF	% of SF Total	ABR	% of ABR Total	Rent PSF
MTM	0	0	0.0%	0	0.0%	$0.00	17	47	0.9%	$1,328	0.8%	$28.26	17	47	0.2%	$1,328	0.4%	$28.26
2023	3	56	0.4%	808	0.4%	$14.43	63	127	2.5%	4,227	2.7%	$33.28	66	183	0.9%	5,035	1.3%	$27.51
2024	11	224	1.5%	3,495	1.6%	$15.60	160	390	7.7%	12,064	7.7%	$30.93	171	614	3.0%	15,559	4.1%	$25.34
2025	14	313	2.0%	5,092	2.3%	$16.27	138	341	6.7%	10,229	6.5%	$30.00	152	654	3.2%	15,321	4.0%	$23.43
2026	3	34	0.2%	793	0.4%	$23.32	90	228	4.5%	7,262	4.6%	$31.85	93	262	1.3%	8,055	2.1%	$30.74
2027	16	327	2.1%	5,761	2.6%	$17.62	105	259	5.1%	7,838	5.0%	$30.26	121	586	2.9%	13,599	3.6%	$23.21
2028	16	269	1.8%	4,804	2.2%	$17.86	111	317	6.3%	10,185	6.5%	$32.13	127	586	2.9%	14,989	4.0%	$25.58
2029	12	355	2.3%	5,004	2.3%	$14.10	93	246	4.9%	7,411	4.7%	$30.13	105	601	2.9%	12,415	3.3%	$20.66
2030	16	427	2.8%	7,104	3.2%	$16.64	82	239	4.7%	6,840	4.4%	$28.62	98	666	3.3%	13,944	3.7%	$20.94
2031	16	316	2.1%	5,843	2.6%	$18.49	75	187	3.7%	5,468	3.5%	$29.24	91	503	2.5%	11,311	3.0%	$22.49
2032	16	393	2.6%	6,824	3.1%	$17.36	110	318	6.3%	9,816	6.3%	$30.87	126	711	3.5%	16,640	4.4%	$23.40
Thereafter	369	12,629	82.3%	176,027	79.5%	$13.94	648	2,356	46.6%	74,220	47.3%	$31.50	1,017	14,985	73.5%	250,247	66.1%	$16.70
Total	492	15,343	100.0%	$221,555	100.0%	$14.44	1,692	5,055	100.0%	$156,888	100.0%	$31.04	2,184	20,398	100.0%	$378,443	100.0%	$18.55

Note: Includes ground leases

SITE Centers Corp.

Leasing Expirations

Unconsolidated Joint Ventures at 100%; $ and GLA in thousands

Assumes no exercise of lease options

	Greater than 10K SF						Less than 10K SF						Total
Year	# of Leases	Expiring SF	% of SF > 10K	ABR	% of ABR > 10K	Rent PSF	# of Leases	Expiring SF	% of SF < 10K	ABR	% of ABR < 10K	Rent PSF	# of Leases	Expiring SF	% of SF Total	ABR	% of ABR Total	Rent PSF
MTM	0	0	0.0%	$0	0.0%	$0.00	3	6	0.7%	$274	1.1%	$45.67	3	6	0.1%	$274	0.4%	$45.67
2023	3	60	1.8%	802	1.9%	$13.37	23	68	7.5%	1,964	7.7%	$28.88	26	128	3.0%	2,766	4.0%	$21.61
2024	10	489	14.8%	4,851	11.2%	$9.92	50	162	17.9%	4,398	17.2%	$27.15	60	651	15.5%	9,249	13.4%	$14.21
2025	16	370	11.2%	4,915	11.4%	$13.28	35	103	11.4%	2,626	10.3%	$25.50	51	473	11.3%	7,541	11.0%	$15.94
2026	20	536	16.3%	6,498	15.0%	$12.12	39	126	13.9%	3,167	12.4%	$25.13	59	662	15.7%	9,665	14.0%	$14.60
2027	18	508	15.4%	6,977	16.1%	$13.73	34	112	12.4%	3,570	14.0%	$31.88	52	620	14.7%	10,547	15.3%	$17.01
2028	16	476	14.4%	6,682	15.4%	$14.04	32	102	11.3%	2,931	11.5%	$28.74	48	578	13.7%	9,613	14.0%	$16.63
2029	5	197	6.0%	2,850	6.6%	$14.47	16	60	6.6%	1,697	6.6%	$28.28	21	257	6.1%	4,547	6.6%	$17.69
2030	2	34	1.0%	507	1.2%	$14.91	12	39	4.3%	931	3.6%	$23.87	14	73	1.7%	1,438	2.1%	$19.70
2031	7	249	7.6%	3,860	8.9%	$15.50	8	29	3.2%	986	3.9%	$34.00	15	278	6.6%	4,846	7.0%	$17.43
2032	3	103	3.1%	791	1.8%	$7.68	21	83	9.2%	2,708	10.6%	$32.63	24	186	4.4%	3,499	5.1%	$18.81
Thereafter	7	276	8.4%	4,526	10.5%	$16.40	6	16	1.8%	320	1.3%	$20.00	13	292	6.9%	4,846	7.0%	$16.60
Total	107	3,298	100.0%	$43,259	100.0%	$13.12	279	906	100.0%	$25,572	100.0%	$28.23	386	4,204	100.0%	$68,831	100.0%	$16.37

Assumes all lease options are exercised

	Greater than 10K SF						Less than 10K SF						Total
Year	# of Leases	Expiring SF	% of SF > 10K	ABR	% of ABR > 10K	Rent PSF	# of Leases	Expiring SF	% of SF < 10K	ABR	% of ABR < 10K	Rent PSF	# of Leases	Expiring SF	% of SF Total	ABR	% of ABR Total	Rent PSF
MTM	0	0	0.0%	0	0.0%	$0.00	3	6	0.7%	$274	1.1%	$45.67	3	6	0.1%	$274	0.4%	$45.67
2023	0	0	0.0%	0	0.0%	$0.00	18	50	5.5%	1,470	5.7%	$29.40	18	50	1.2%	1,470	2.1%	$29.40
2024	4	90	2.7%	1,102	2.5%	$12.24	37	115	12.7%	3,226	12.6%	$28.05	41	205	4.9%	4,328	6.3%	$21.11
2025	5	69	2.1%	1,094	2.5%	$15.86	24	62	6.8%	1,659	6.5%	$26.76	29	131	3.1%	2,753	4.0%	$21.02
2026	3	54	1.6%	697	1.6%	$12.91	20	48	5.3%	1,198	4.7%	$24.96	23	102	2.4%	1,895	2.8%	$18.58
2027	3	41	1.2%	493	1.1%	$12.02	19	58	6.4%	1,878	7.3%	$32.38	22	99	2.4%	2,371	3.4%	$23.95
2028	2	30	0.9%	540	1.2%	$18.00	22	65	7.2%	2,161	8.5%	$33.25	24	95	2.3%	2,701	3.9%	$28.43
2029	2	76	2.3%	799	1.8%	$10.51	18	53	5.8%	1,624	6.4%	$30.64	20	129	3.1%	2,423	3.5%	$18.78
2030	3	81	2.5%	952	2.2%	$11.75	14	42	4.6%	1,054	4.1%	$25.10	17	123	2.9%	2,006	2.9%	$16.31
2031	8	158	4.8%	2,429	5.6%	$15.37	18	63	7.0%	1,720	6.7%	$27.30	26	221	5.3%	4,149	6.0%	$18.77
2032	3	73	2.2%	1,003	2.3%	$13.74	21	75	8.3%	2,407	9.4%	$32.09	24	148	3.5%	3,410	5.0%	$23.04
Thereafter	74	2,626	79.6%	34,150	78.9%	$13.00	65	269	29.7%	6,901	27.0%	$25.65	139	2,895	68.9%	41,051	59.6%	$14.18
Total	107	3,298	100.0%	$43,259	100.0%	$13.12	279	906	100.0%	$25,572	100.0%	$28.23	386	4,204	100.0%	$68,831	100.0%	$16.37

Note: Includes ground leases

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